As filed with the Securities and Exchange Commission on April  3, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
EXAMWORKS GROUP, INC.
SEE TABLE OF ADDITIONAL REGISTRANTS ON FOLLOWING PAGE
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8000 (Primary Standard Industrial Classification Code Number)	27-2909425 Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Miguel Fernandez De Castro
Chief Financial Officer
3280 Peachtree Road, N.E., Suite 2625
Atlanta, GA 30305
(404)  952-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Reinaldo Pascual Paul Hastings LLP 600 Peachtree St., Suite 2400 Atlanta, GA 30308 (404) 815-2400
Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
9% Senior Unsecured Exchange Notes due 2019	$250,000,000	100%	$250,000,000	$28,650
Guarantees of 9% Senior Unsecured Exchange Notes due 2019(2)	$250,000,000	(3)	(3)	(3)

(1)
Represents the maximum principal amount at maturity of 9% Senior Unsecured Notes due 2019 that may be issued pursuant to the exchange offer described in this registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)	The guarantors are U.S. wholly owned subsidiaries of ExamWorks Group, Inc. and have guaranteed the notes being registered.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantees of the notes.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its Charter*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
ExamWorks, Inc.	Delaware	26-1114252
Southwest Medical Examination Services, Inc.	Texas	75-2437666
Diagnostic Imaging Institute, Inc.	Texas	75-2576931
Pacific Billing Services, Inc.	Texas	87-0792602
Marquis Medical Administrators, Inc.	New York	01-0654414
Florida Medical Specialists, Inc.	New Jersey	65-0149635
CFO Medical Services, LLC	New Jersey	26-1114252
IME Software Solutions, LLC	Michigan	35-2162737
ExamWorks Review Services, LLC	Delaware	26-1114252
Ricwel of West Virginia, LLC	West Virginia	20-2905113
ExamWorks Evaluations of New York, LLC	New York	26-1114252
Network Medical Review Company, Ltd.	Illinois	76-0711128
Network Medical Management Company, Ltd.	Illinois	32-0012239
Elite Physicians, Ltd.	Illinois	36-4041877
Insurance Appeals, Ltd.	Illinois	32-0012246
WorkersFirst, Inc.	Illinois	20-4362500
MES Group, Inc.	Michigan	38-2286375
Medical Evaluation Specialists, Inc.	Michigan	38-2193020
Medical Evaluation Specialists	California	94-2837383
Medical Evaluation Specialists – Massachusetts, Inc.	Massachusetts	04-2881880
Medical Evaluation Specialists, Inc.	Pennsylvania	38-3132995
MES Management Services, Inc.	New York	01-0565230
Lone Star Consulting Services, Inc.	Texas	76-0609620
DDA Management Services, LLC	New York	26-2733528
MLS Group of Companies, Inc.	Michigan	38-3341904
Medicolegal Services, LLC	Delaware	45-3416919
IME Resources, LLC	Delaware	61-1665175
CredentialMed, LLC	Delaware	38-3857370
iSalus, LLC	Delaware	37-1659699
ExamWorks Canada, Inc.	Delaware	27-2914150
ExamWorks Europe, Inc.	Delaware	27-3351533

*	The address of the principal executive offices of all of the registrants is 3280 Peachtree Road, N.E., Atlanta, Georgia 30305.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED              , 2012

PROSPECTUS

ExamWorks Group, Inc.

Offer to Exchange
9% Senior Unsecured Notes due 2019
($250,000,000 in principal amount outstanding)

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new registered 9% Senior Unsecured Notes due 2019 (the “Exchange Notes”) for all of our outstanding unregistered 9% Senior Unsecured Notes due 2019, issued on July 19, 2011 (the “Original Notes”). We will not receive any proceeds from the exchange offer.

Material Terms of the Exchange Offer

Terms of Exchange Notes.  The terms of the Exchange Notes will be substantially identical to the Original Notes, except that the Exchange Notes will not be subject to transfer restrictions or registration rights relating to the Original Notes. See the section entitled “Description of the Notes” beginning on page 32 for more information about the Exchange Notes and related exchange guarantees to be issued in this exchange offer.

Expiration Date.  The exchange offer expires at 5:00 p.m., New York City time, on                   , 2012, unless extended.

Notes Exchanged.  All Original Notes tendered in accordance with the procedures in this prospectus and not withdrawn will be exchanged for an equal amount of Exchange Notes.

Conditions.  The exchange offer is not conditioned upon a minimum aggregate principal amount of Original Notes being tendered. The exchange offer is subject only to the conditions that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission (“SEC”)

Guarantees.  We are also offering to exchange the guarantees associated with the Original Notes (the “Original Guarantees”), for the guarantees associated with the Exchange Notes (the “Exchange Guarantees”). The terms of the Exchange Guarantees will be substantially identical to the Original Guarantees, except that the Exchange Guarantees will not be subject to the transfer restrictions or registration rights relating to the Original Guarantees.

Market for Exchange Notes.  There is no existing market for the Exchange Notes, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

If you do not exchange your Original Notes and related Original Guarantees for Exchange Notes and related Exchange Guarantees in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the Original Notes and related Original Guarantees and the indenture governing those notes. In general, you may not offer or sell your Original Notes and related Original Guarantees unless such offer or sale is registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                     , 2012

FORWARD-LOOKING STATEMENTS	i
PROSPECTUS SUMMARY	ii
RISK FACTORS	9
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	14
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS	17
USE OF PROCEEDS	23
CAPITALIZATION	23
THE EXCHANGE OFFER	23
DESCRIPTION OF THE NOTES	32
DESCRIPTION OF OTHER INDEBTEDNESS	74
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	76
PLAN OF DISTRIBUTION	76
LEGAL MATTERS	77
EXPERTS	77
WHERE YOU CAN FIND MORE INFORMATION	77

Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the 180-day period following the effectiveness of the registration statement (of which this prospects forms a part), in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that during the 180-day period following the effectiveness of the registration statement of which this prospectus forms a part we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ABOUT THIS PROSPECTUS

In making your decision regarding participation in the exchange offer, you should rely only on the information contained or incorporated by reference in this prospectus. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in places where offers and sales are not permitted. The information contained in this prospectus and any applicable prospectus supplement is accurate only on the date such information is presented. Our business, financial condition, results of operations and prospectus may have changed since that date. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the website of the SEC or at the offices of the SEC as further described in “Where You Can Find More Information.” You may obtain a copy of the registration statement and its exhibits, free of charge, by oral or written request directed to: ExamWorks Group, Inc., 3280 Peachtree Road, N.E., Suite 2625, Atlanta, GA 30305. The exchange offer is expected to expire on                         , 2012 and you must make your exchange decision by this expiration date. To obtain timely delivery of the requested information, you must request this information by                         , 2012, which is five business days before the expiration date of the exchange offer.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our products and services, expansion plans and opportunities and statements regarding our plans, strategies and objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.

Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks, uncertainties and other important factors. Many important factors could cause actual results or achievements to differ materially from the results, performance or achievements expressed in or implied by our forward-looking statements, including the following:

●	our ability to compete successfully;

●	our ability to implement our growth strategy and acquisition program;

●	our ability to integrate completed acquisitions;

●	our expansion into international markets;

●	our ability to secure additional financing;

●	changes in regulations affecting our client’s needs for our services or enactment of regulations impacting our business;

●	failure to effectively and efficiently develop and integrate our information technology platform;

●	our ability to protect our intellectual property rights and other information, including non-public medical related personal information;

●	our ability to retain qualified physicians and other medical providers for our medical panel;

●	our ability to retain or expand our client relationships, or obtain new ones;

●	our ability to provide our services in an accurate, timely and efficient manner;

●	our limited operating history;

●	our ability to retain key management personnel; and

●	restrictions in our credit facility, the indenture governing our 9% Senior Unsecured Notes, and future indebtedness.

These forward-looking statements reflect our views and assumptions only as of the date such forward-looking statements are made. Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict, and accordingly, you should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading “Risk Factors” beginning on page 9 of this prospectus, and in our most recent Annual Report on Form 10-K and in our subsequent reports on Forms 10-Q and 8-K and other filings with the SEC. You should carefully read this prospectus together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights information from this prospectus, but does not contain all material features of the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should carefully read the entire prospectus and the documents incorporated by reference in this prospectus.

In this prospectus, references to “we,” “our,” “us,” “the Company” or “ExamWorks” mean ExamWorks Group, Inc. and its subsidiaries on a consolidated basis. Additionally, we use the term “Original Notes” to refer to the 9% Senior Unsecured Notes due 2019  that were issued by the Company on July 19, 2011, pursuant to that certain Indenture, dated as of July 19, 2011, by and among the Company, the guarantors party thereto and U.S. Bank, National Association,  as trustee (as amended or supplemented, the “Indenture”); the term “Exchange Notes” to refer to the 9% Senior Unsecured Notes due 2019 that have been registered under the Securities Act and are being offered in exchange for the Original Notes as described in this prospectus; the term “Existing Guarantees” to refer to the guarantees related to the Existing Notes; the term “Exchange Guarantees” to refer to the guarantees related to the Exchange Notes. Unless the context otherwise requires, all references to “Notes” or “notes” include the Original Notes and the Exchange Notes.

Our Company

ExamWorks is a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews and related services (“IME services” or the “IME industry”). We provide these IME services through our medical panel of independently contracted, credentialed physicians and other medical providers. Our clients include property and casualty insurance carriers, law firms, third-party claim administrators, and government agencies that use independent services to confirm the veracity of claims by sick or injured individuals for workers’ compensation, automotive, personal injury liability and disability insurance coverage. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services.

We deliver our services in all 50 U.S. states, Canada and the United Kingdom. Our operating model enables us to offer our clients the localized services they are accustomed to, while realizing the benefits of scale that accrue to a larger, integrated company. We provide our clients with the local presence, expertise and broad geographic coverage they increasingly require. Our size and geographic reach give our clients access to our medical panel and proprietary information technology infrastructure that has been specifically designed to streamline the complex process of coordinating referrals, scheduling appointments, complying with regulations and client reporting. Our primary service is to provide IMEs that give our clients authoritative and accurate answers to questions regarding the nature and permanency of medical conditions or personal injury, their cause and appropriate treatment. Additionally, we provide peer reviews, which consist of medical opinions by members of our medical panel without conducting physical exams, and bill reviews, which consist of the review of physician and hospital bills to examine medical care rendered and its conformity to accepted standards of care.

The qualifications, experience and availability of physicians and other medical providers are critical to the IME industry, as they are the primary determinants of the speed and quality with which IME services are performed. We provide our physicians and other medical providers with seamless document management, scheduling, transcription and tracking systems, helping them increase efficiency and optimize the number of IME services they can conduct based on their availability. Our ability to minimize administrative burden and schedule appointments efficiently encourages physicians and other medical providers to perform IME services through us. Based on client and physician feedback, we believe our medical panel effectively meets our clients’ needs.

Our revenues consist primarily of fees per IME service performed. Our fees vary by physician/medical provider, specialty and type of service. Our primary costs are the payments made to physicians and other medical providers on our medical panel. Our costs are variable as virtually all medical panel members are independent contractors, allowing us to maintain and manage our operating margins more effectively. Our long-standing relationships with clients have resulted in historically consistent and recurrent demand for our services.

From July 14, 2008 through the date of this prospectus, we have acquired 37 IME businesses, including leading IME businesses in the U.S., Canada and the United Kingdom, as well as a leading provider of software solutions to the IME industry.  As a result of our corporate infrastructure and scale, we have developed and refined our services by identifying and integrating processes from acquired businesses throughout our entire organization that require accountability, set clear sales goals, and track progress effectively.

We also maintain industry certifications and accreditations in order to ensure the quality and integrity of our IME services and processes. For example, ExamWorks' private cloud computing platform allows us to maintain some of the industry's most rigorous controls for the protection of confidential information. Our SSAE 16 certification, awarded upon the successful completion of a SSAE 16 Audit in North America validates the robust nature of our technology platform and information security controls. In addition, industry-specific accreditations such as URAC demonstrate that we have consistently met meaningful standards of quality and compliance in the delivery of our services.

Industry Opportunity

We believe the IME industry represented sales volumes in 2010 of approximately $4.0 billion in the United States, $0.6 billion in Canada and $0.5 billion in the United Kingdom based on our analysis of data reported by the U.S. National Association of Insurance Commissioners (“U.S. NAIC”), the Insurance Bureau of Canada, the Association of Workers’ Compensation Boards of Canada and the Association of British Insurers regarding the number of claims made in 2010 for which IME services may be requested in insurance lines we service, the estimated average price for IMEs and our knowledge of the IME market, our competitors and potential acquisition targets.

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The IME industry is highly fragmented, consisting of an estimated 500 companies in the United States, most of which are privately owned and generate less than $10 million in annual revenues, and thousands of independent physicians and other medical providers. Most of these companies provide IME services to only one line of business and only at a local level. In contrast, the needs and requirements of IME clients are increasingly sophisticated, requiring a broader portfolio of services, uniform quality standards, consistent reporting and robust administrative and information systems necessary to meet their needs across multiple geographies and lines of business.

The following clients routinely request IME services:

Clients	Description

Insurance Companies	Mainly claims adjusters and in-house counsel for major insurance companies covering workers’ compensation, automotive, personal injury liability and disability insurance claims.

Law Firms	Attorneys who request IME services based on specific claims for insurance carriers.

Third-Party Claim Administrators (“TPA”)	Process claims and administer benefits for large self-insured corporations that outsource claims management.

Government Agencies	Government agencies across the federal, state and local levels (e.g., U.S. Department of Labor and Health Canada).

State Funds	State-run payors that provide mandatory workers’ compensation insurance to companies.

We believe the IME industry presents IME services providers like us with continued potential for growth and profitability through consolidation, growth in international markets, and capture of market share from IME companies without a national infrastructure, large credentialed medical panel and/or robust technology platform. The following are some of the factors that contribute to these opportunities:

●
IME services are frequently used for a large number of claims. IME services are regularly used by insurance companies, law firms, TPAs, government agencies and state funds for the evaluation of non-litigated and litigated claims. In the United States IME market, we estimate, based on data reported by the U.S. NAIC, that approximately 25 million workers’ compensation, automotive, personal injury liability and disability insurance claims are made per year, which are potentially subject to IME services. Particular types of claims with high economic value, such as permanent disability, typically require IMEs and have shown strong demand in recent years.

●
Cost containment and risk management will be primary areas of focus. Current macroeconomic, demographic and regulatory trends, including increased medical costs and administrative and regulatory burdens, will continue to pressure users of IME services to better manage costs and mitigate risks. If settled, claims are usually paid as a multiple of medical expenses and other costs accrued. Consequently, clients increasingly demand fast, accurate and efficient provision of IME services to help manage costs.

●
Demand for IME services due to the prevalence of fraud. The National Health Care Anti-Fraud Association estimates that 3% of all healthcare spending in the United States, approximately $68.0 billion in 2007, was lost to fraud. With ongoing efforts to address healthcare fraud, we expect the demand for IME services to increase.

●
Sources of low-risk revenue are increasingly attractive to physicians. Pressure in the healthcare industry on physician compensation encourages physicians to take on additional work, including performing IME services to supplement their incomes. There is almost no reimbursement risk associated with performing IME services as physicians are paid on a per service basis at a pre-negotiated rate. Consequently, demand from physicians to perform IME services is expected to remain strong.

●
International markets represent key growth opportunities. There are several international markets with demand for IME services either due to regulatory requirements, such as national health programs, or private-sector adoption of claims validation practices to better manage costs and mitigate risks.

●
Industry fragmentation, inefficiencies and lack of scale present challenges for smaller IME companies. The IME industry is highly fragmented and smaller IME companies may provide IME services inefficiently and with inconsistent quality. With ongoing pressure in the IME industry to reduce costs, improve quality, and improve workflow efficiency, we believe the market opportunity for IME companies with a comprehensive portfolio of services and broad geographic coverage is significant.

Competitive Strengths

While we compete with a large number of primarily local and regional IME providers, we believe our competitive strengths include the following:

Leading market positions in a stable industry. We believe, based on our knowledge of the IME market, our competitors, our acquired businesses and our potential acquisition targets, that we are the largest provider of IME services in the United States based on revenues, and the only provider with significant operations in both Canada and the United Kingdom. We believe demand for IME services has historically been driven by cost containment initiatives in response to rising medical costs, the need to efficiently manage substantial administrative and regulatory requirements, and the prevalence of fraudulent claims, all of which are expected to continue.

Growing brand name associated with market leading capabilities. Our brands have distinct geographic and market strengths which continue to grow stronger as we build our national and international presence. We are known by our clients as having industry leading capabilities and continue to position ourselves as the optimal IME services provider for insurance companies and other clients as well as physicians and other medical providers. As we acquire companies, we seek to maintain the relationships and recognition associated with the acquired brands. We believe that as the strength of our brands improve, we will continue to attract clients and qualified physicians and other medical providers to our medical panel.

Well positioned to capture market share. With our focus on national accounts, our long-standing local relationships and our national and international footprint, we believe we are well positioned to continue to capture market share at the local and national level. To date, we have been successful in being named a preferred vendor for many of the largest insurers and are in the process of adding more national accounts to our client list. As a preferred vendor, local offices of national accounts, while generally maintaining discretion, are free to utilize our services over other vendors. Consequently, as we add national accounts and proactively sell our services to our clients through our sales force, we should continue to receive new business and grow our market share. The quality of our long-standing relationships with our clients has historically provided consistent and recurrent demand for our services.

Large, qualified and experienced medical panel. We believe our medical panel represents one of the IME industry’s leading groups of widely accessible, experienced and credible physicians and other medical providers. We have relationships with physicians and other medical providers across nearly every medical specialty. We are able to attract and retain our highly qualified medical panel through our ability to fill schedules and offer a full range of administrative services. We believe that quality of service, professionalism and speed of IME or review completion are key areas of focus for our clients, and we work with our medical panel to ensure that we meet or exceed client expectations.

Leading technology platform. Our proprietary and scalable technology platform, IME*Centric, streamlines our business processes and reduces administrative operating costs with industry leading coordination of patient referrals, appointment scheduling, client reporting and real-time case tracking. We believe that the complexities of the IME industry and client demand for a broader, more cost-effective portfolio of services will continue to benefit companies like us, which remain at the forefront of technological innovation.

Proven track record of successfully completing and integrating key acquisitions. Our growth is supplemented by selective, disciplined acquisitions to expand our geographic coverage, provide new or complementary lines of business, expand our portfolio of services and increase our market share. Since our founding, we have acquired 37 IME businesses and have a track record of successfully integrating acquired businesses in our operations. Through rapid and effective integration, we have been able to utilize acquired platforms to cross-sell IME services. To date, we have successfully realized several key benefits through our acquisition strategy, including (i) the scale to operate efficiently while retaining the critical local office presence, (ii) the ability to offer our clients a leading medical panel, (iii) service-specific processes which are rapidly shared throughout our entire Company, and (iv) the opportunity to introduce new products and services, and enter new markets and geographic regions.

Experienced management team. Our management team has an in-depth understanding of the IME industry as well as extensive experience growing companies profitably, both organically and through acquisitions. Prior to founding our Company, our senior executive team founded or operated three successful public companies. They bring extensive experience in growing businesses organically and acquisitively, having successfully integrated over 90 acquisitions during their careers. Many of the members of the executive management team have worked together closely over the past 16 years. Since ExamWorks’ inception, the management team has sourced and successfully completed 37 acquisitions. In addition, the MES acquisition in February 2011 has added many experienced industry executives to our management team.

Our Growth Strategies

Our objective is to continue to be a leading provider of IME services, and to build on our position as an essential and trusted service provider in claims validation and verification processes.

We believe the following initiatives will allow us to continue to grow:

Drive sales growth. As many of our acquired companies were family-owned businesses built on local relationships, they often did not have well-developed management strategies, policies and procedures. We have been able to implement processes that require accountability, set clear sales goals, and track progress effectively, with the goal of increasing the number of IME services provided to existing clients. This, in turn, should lead to increased growth and profitability.

Sell additional services to existing clients. With locations serving the United States, Canada and the United Kingdom, we are able to use our large network to efficiently share services expertise within our sales force. By accelerating the knowledge transfer and cross-selling capabilities of our sales force, we are able to offer additional IME services to existing clients (for example, peer and bill reviews to existing IME clients). This should allow us to capture additional market share and grow our presence in markets by increasing utilization of our existing platform across all IME service offerings.

Cross-sell into other insurance lines of business. Currently we have clients that use our services for a specific line of business. We can increase sales to existing clients through cross-selling into additional lines of business, such as workers’ compensation, automotive, personal injury liability and disability.

Expand geographic footprint with existing clients. We intend to build on our local relationships and expand into new geographic regions where our clients operate. As many of our clients have a broad national and/or international presence, we believe our strong relationships and reputation for providing quality IME services will provide us with opportunities to receive intra-client referrals and increase our geographic footprint. As we continue to expand geographically, we expect our national account program to build momentum and for us to become a preferred provider for more of our clients.

Pursue accretive strategic acquisitions. We believe that our fragmented industry provides many opportunities for acquisitions. We plan to continue pursuing acquisitions to grow our business in our existing markets and add new service areas and geographic regions, including new international markets. We have a history of successfully integrating acquired businesses and have acquired 37 businesses to date. The acquisitions have allowed us to diversify our portfolio of services and expand our geographic footprint.

Ratio of Earnings to Fixed Charges

        The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part and the historical financial statements, including the notes thereto, incorporated by reference in this prospectus.

        The following table sets forth our earnings to fixed charges and the dollar amount of the coverage deficiency for the years ending December 31, 2007, December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011.

	For the year ended December 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges: (1)	–	–	–	0.1	0.4
Deficiency	–	$3,606	$7,017	8,522	12,415

(1) For the purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest costs, amortization of deferred financing costs and an estimate of the interest cost in rental expense.

Corporate Information

ExamWorks, Inc., which we refer to herein as EWI, was incorporated in Delaware on April 27, 2007. ExamWorks Group, Inc. was incorporated in Delaware on June 22, 2010, to enable its now wholly-owned subsidiary, EWI, to implement a holding company organizational structure. Effective June 23, 2010, EWI reorganized into a holding company structure, which we refer to herein as the Reorganization. Our executive offices are located at 3280 Peachtree Road, N.E., Suite 2625, Atlanta, GA 30305 and our telephone number at this location is (404) 952-2400. Our website is www.examworks.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

Summary of the Terms of the Exchange Offer

On July 19, 2011, the Company issued $250.0 million aggregate principal amount of its 9% Senior Unsecured Notes due 2019 pursuant to that certain indenture, dated as of July 19, 2011, among the Company, the guarantors party thereto and U.S. Bank, National Association ("U.S. Bank"), as trustee (the “Indenture”). On July 19, 2011, in connection with the issuance of the Original Notes, we entered into a registration rights agreement in which we agreed that you, as a holder of unregistered Original Notes, would be entitled to exchange your unregistered Original Notes for Exchange Notes registered under the Securities Act. The exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your Original Notes. The Exchange Notes will be our obligation and will be entitled to the benefits of the Indenture relating to the Exchange Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except that the Exchange Notes will:

●	have been registered under the Securities Act and, therefore, will contain no restrictive legends;

●	not have registration rights;

●	not have rights to additional interest; and

●	bear different CUSIP and ISIN numbers from the Original Notes.

You should read the discussion under the heading “The Exchange Offer” beginning on page 23 and “Description of the Notes” beginning on page 32 for further information about the exchange offer and the Exchange Notes.

The Exchange Offer	We are offering to exchange up to $250,000,000 aggregate principal amount of Exchange Notes for an identical principal amount of Original Notes.

Expiration of the Exchange Offer
The exchange offer will expire at 5:00 p.m., New York City time, on                         , 2012, unless we extend the exchange offer, in which case the expiration date will mean the latest date and time to which we extend the exchange offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Procedures for Tendering Original Notes Held in the Form of Book-Entry Interests
The Original Notes were issued as global securities and were deposited with U.S. Bank who holds the Original Notes as the custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Original Notes are held by participants in DTC on behalf of the beneficial owners of the Original Notes. We refer to beneficial interests in notes held by participants in DTC as notes held in book-entry form. Beneficial interests in notes held in book-entry form are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC and its participants.

If you are a holder of an Original Note held in the form of a book-entry interest and you wish to tender your book-entry interest for exchange in the exchange offer, you must transmit to U.S. Bank, as exchange agent, on or prior to the expiration date of the exchange offer, the following:

●     a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program (“ATOP”) system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; and

●    a timely confirmation of book-entry transfer of your Original Notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering.”

Procedures for Tendering Original Notes Held in Certificated Form
If you hold your Original Notes in certificated form and wish to accept the exchange offer, sign and date the letter of transmittal, and deliver the letter of transmittal, along with certificates for the Original Notes and any other required documentation, to the exchange agent on or before the expiration date in accordance with the instructions contained in this prospectus and the letter of transmittal.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those Original Notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures
If you are unable to deliver the Original Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable ATOP procedures prior to the expiration date, you may tender your Original Notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights
You may withdraw the Original Notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable ATOP procedures at any time before 5:00 p.m. New York City time on the expiration date. See “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Original Notes and Delivery of Exchange Notes
If the conditions described under “The Exchange Offer—Conditions” are satisfied, we will accept for exchange any and all Original Notes that are properly tendered and not withdrawn before the expiration date. See “The Exchange Offer—Procedures for Tendering.” If we close the exchange offer, the Exchange Notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any Original Notes accepted.

Consequences of Failure to Exchange
If you do not exchange your Original Notes for Exchange Notes, you will continue to be subject to the restrictions on transfer provided in the Original Notes and in the Indenture. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the Original Notes under the Securities Act.

Registration Rights
You are entitled to exchange your Original Notes for Exchange Notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes.

Federal Income Tax Considerations
The exchange of Original Notes for Exchange Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “The Exchange Offer—Federal Income Tax Consequences” and “Certain U.S. Federal Income Tax Considerations” for a discussion of U.S. federal income tax considerations you should consider before tendering your Original Notes in the exchange offer.

Exchange Agent
U.S. Bank National Association is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under “The Exchange Offer—Exchange Agent.” If you would like more information about the procedures for the exchange offer, you should call the exchange agent at 1-800-934-6802. The facsimile number for the exchange agent is 651-495-8158, Attention: Specialized Finance.

See “The Exchange Offer” for more detailed information concerning the terms of the exchange offer.

The Exchange Notes

The form and terms of the Exchange Notes to be issued in the exchange offer are the same as the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer and will not be entitled to any rights under the registration rights agreement. The Exchange Notes issued in the exchange offer will evidence the same debt as the Original Notes, and both the Original Notes and the Exchange Notes are governed by the same indenture.

Issuer	ExamWorks Group, Inc.

Title	$250,000,000 aggregate principal amount of 9% Senior Unsecured Notes due 2019.

Maturity Date	July 15, 2019.

Interest
We will pay interest on the Exchange Notes at an annual interest rate of 9%. We will make interest payments on the Exchange Notes semi-annually in cash in arrears on July 15 and January 15, beginning July 15, 2012. Interest on the Exchange Notes will accrue from and including January 15, 2012, the latest date interest was paid on the Original Notes.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our existing and future domestic restricted subsidiaries.

Ranking
The Exchange Notes will be our general senior unsecured obligations, and will rank equally with our existing and future senior unsecured obligations and senior to all our further subordinated indebtedness.  The guarantees of the Exchange Notes will:
●     rank equally with existing and future unsecured obligations and senior to all the further subordinated indebtedness of such subsidiaries;
●     be effectively subordinated to all of our and our Guarantors existing and future secured debt to the extent of the value of the assets securing that secured debt; and
●     be structurally subordinated to all the liabilities of our subsidiaries that are not guaranteeing the notes (the “Non-Guarantor Subsidiaries”), to the extent of the value of the assets of those subsidiaries.

Optional Redemption
At any time on or after July 15, 2015, we may redeem some or all of the Exchange Notes at the redemption prices listed under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

Prior to July 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 109.0% of the aggregate principal amount of the Exchange Notes, plus accrued and unpaid interest, if any, provided that at least 65% of the original aggregate principal amount of the Exchange Notes remains outstanding after redemption. In addition, we may redeem some or all of the Exchange Notes at any time prior to July 15, 2015 at a redemption price equal to 100% of the principal amount of the Exchange Notes plus a make whole premium described in “Description of the Notes—Optional Redemption” plus accrued and unpaid interest.

Change of Control Offer
If a change of control occurs, we must give holders of the Exchange Notes the opportunity to sell us their notes at 101% of aggregate principal amount of the notes, plus accrued and unpaid interest.

We might not be able to pay you the required price for Exchange Notes you present to us at the time of a change of control, because:
●  we might not have enough funds at that time; or
●  the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds
If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the Exchange Notes will be 100% of their principal amount, plus accrued interest.

Certain Indenture Provisions
The indenture governing the Exchange Notes (the “Indenture”) contains covenants limiting our (and our restricted subsidiaries’) ability to:
●  incur additional debt or issue certain preferred shares;
●  pay dividends on, redeem or repurchase our capital stock;
●  make investments;
●  create certain liens;
●  sell certain assets;
●  enter into agreements that restrict the ability of our restricted subsidiaries to make dividend or other payments to us;
●  guarantee indebtedness
●  engage in transactions with affiliates; and
●  consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.
These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

See “Description of the Notes” for more detailed information about the terms of Exchange Notes.

RISK FACTORS

An investment in the Exchange Notes involves significant risks. You should consider carefully the following risk factors and all of the information contained in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements. See “Forward-Looking Statements” in this prospectus.

Risks Related to the Notes and the Exchange Offer

Our substantial indebtedness could materially adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

As of December 31, 2011, we had $296.7 million of outstanding indebtedness, including amounts outstanding under the notes, our senior secured revolving credit facility with Bank of America, N.A. (the "Senior Secured Revolving Credit Facility"), working capital facilities and various subordinated unsecured notes payable. Our substantial debt obligations could have important consequences to you. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to the notes;

●	increase our vulnerability to general adverse economic and industry conditions;

●
require us to dedicate a substantial portion of our cash flow from operations to payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes; limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional funds.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, cash flows, results of operations, prospects or ability to satisfy our obligations under the notes.

Despite the level of our indebtedness, we may still incur significantly more indebtedness. This could further increase the risks associated with our indebtedness.

Despite our current level of indebtedness, we and our subsidiaries may be able to incur significant additional indebtedness, including secured indebtedness, in the future. Although the Indenture contains restrictions on our and our subsidiaries’ ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and, under certain circumstances, the indebtedness incurred in compliance with such restrictions could be substantial, if new indebtedness is added to our and our subsidiaries’ debt levels, the related risks that we and they face would be increased, and we may not be able to meet all of our debt obligations, including repayment of the notes, in whole or in part.

We will require a significant amount of cash to service our debt obligations. Our ability to generate cash depends on many factors beyond our control, including cash flow from our operating subsidiaries.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, expansion efforts and our acquisition strategy will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

We have no operations except for those conducted through our operating subsidiaries. Accordingly, our only material source of cash, including cash to make payments on or redeem the notes, comes from distributions with respect to our ownership interests in our operating subsidiaries that are derived from the earnings and cash flow generated by such operating subsidiaries. Distributions to us from our operating subsidiaries will depend on:

●	the financial performance of our operating subsidiaries;

●	covenants contained in our debt agreements, including the agreements governing the Indenture and Senior Secured Revolving Credit Facility;

●	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

●	business and tax considerations; and

●	applicable law, including laws regarding the payment of distributions.

In the future, our business may not generate sufficient cash flow from operations. Our currently anticipated growth in net sales and cash flow may not be realized on schedule and future borrowings may not be available to us in an amount sufficient to enable us to repay indebtedness, including the notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

A holder’s right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the notes by the subsidiary guarantors are effectively subordinated to the subsidiary guarantors’ existing and future secured debt.

Holders of our secured debt and the secured debt of the subsidiary guarantors will have claims that are superior to the claims of holders of the notes to the extent of the value of the assets securing the other debt. Notably, we and certain of our subsidiaries, including the subsidiary guarantors, are parties to credit facilities, which are secured by liens on, among other things, our accounts receivable, inventory and fixed assets. The notes will be effectively subordinated to that secured debt. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured debt, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our secured debt or other secured obligations, but such application will not permanently reduce our ability to incur secured debt and other secured obligations under the indenture governing the notes in the future. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured debt. As of December 31, 2011, we had $5.0 million outstanding and $257.5 million of undrawn commitments under our Senior Secured Revolving Credit Facility (without taking into account $190,000 outstanding under a letter of credit). However, the credit agreement governing our Senior Secured Revolving Credit Facility contains restrictive covenants, including among other things, financial covenants which may limit the amount of borrowings available to us. We may use borrowings under our Senior Secured Revolving Credit Facility for future growth, including the funding of acquisitions.

The notes and the related guarantees are structurally subordinated in right of payment to the indebtedness and other liabilities of our Non-Guarantor Subsidiaries. Your right to receive payments on the notes could be adversely affected if any of our Non-Guarantor Subsidiaries declares bankruptcy, liquidates or reorganizes.

Certain of our subsidiaries will not guarantee the notes. As of December 31, 2011, Non-Guarantor Subsidiaries had outstanding indebtedness of $39.1 million, undrawn borrowings available under their credit facilities of $9.6 million, total assets, excluding intercompany balances, of $229.4 million and total liabilities of $96.3 million. On a pro forma basis, for the twelve months ended December 31, 2011, our Non-Guarantor Subsidiaries represented 30.4% of our revenues and 29.6% of our Adjusted EBITDA. To the extent we consummate additional international acquisitions, this will increase the Non-Guarantor percentage of revenue, Adjusted EBITDA and total liabilities. Because the creditors of our Non-Guarantor Subsidiaries have direct claims on such subsidiaries and their assets, your claims as holders of the notes are “structurally subordinated” to any existing and future liabilities of our Non-Guarantor Subsidiaries. This means that the creditors of the Non-Guarantor Subsidiaries have priority in their claims on the assets of such Non-Guarantor Subsidiaries over our creditors. Accordingly, if a bankruptcy, liquidation or reorganization of any Non-Guarantor Subsidiary occurs, holders of its indebtedness and its creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us. See “Description of the Notes.”

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the credit agreement governing our Senior Secured Revolving Credit Facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the credit agreement governing our Senior Secured Revolving Credit Facility and the Indenture), we could be in default under the terms of the agreements governing such indebtedness, including the credit agreement governing our Senior Secured Revolving Credit Facility and the Indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Secured Revolving Credit Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Senior Secured Revolving Credit Facility to avoid being in default. If we breach our covenants under the credit agreement governing our Senior Secured Revolving Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the credit agreement governing our Senior Secured Revolving Credit Facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

The terms of our indebtedness contain covenants that will restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

The terms of our outstanding indebtedness impose operating and financial restrictions on us and our subsidiaries. The restrictions that will be imposed under these debt instruments will include, among other things, limitations on our ability to:

●	incur additional debt or issue certain preferred shares;

●	pay dividends on, redeem or repurchase our capital stock or make other restricted payments;

●	make investments;

●	create certain liens;

●	sell certain assets;

●	enter into agreements that restrict the ability of our subsidiaries to make dividend or other payments to us;

●	guarantee indebtedness;

●	engage in transactions with affiliates;

●	prepay, repurchase or redeem the notes;

●	create or designate unrestricted subsidiaries; and

●	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These restrictive covenants may limit our ability to expand our operations, pursue our business strategies and react to events and opportunities as they unfold or present themselves. If we are unable to capitalize on future business opportunities, our business may be harmed.

Our ability to comply with these provisions may be affected by general economic conditions, industry conditions and other events beyond our control. As a result, we may not be able to comply with these covenants. Our failure to comply with the covenants contained in our Senior Secured Revolving Credit Facility or the Indenture, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

Under specific circumstances, federal and state laws may allow courts to void guarantees and require noteholders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

●	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

●	was insolvent or rendered insolvent by reason of such incurrence; or

●	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

●	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

●	the sum of its debts, including contingent liabilities, was greater than the then fair saleable value of all of its assets; or

●
the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

●	it cannot pay its debts as they became due.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the Indenture, each holder of notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest as of the date of repurchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the Indenture, which would in turn be a default under our Senior Secured Revolving Credit Facility. Furthermore, a change of control may constitute an event of default under our Senior Secured Revolving Credit Facility. A default under our credit facility would result in an event of default under the Indenture if the lenders were to accelerate the debt under our credit facility.

If a change of control occurs, we may not have enough assets to satisfy all obligations under the indenture related to the notes and our other debt instruments. The source of funds for any purchase of notes pursuant to a change of control will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets of sales of equity. If we did not have sufficient cash on hand, we could seek to refinance the indebtedness under our Senior Secured Revolving Credit Facility and the notes or obtain a waiver from the lenders or the holders of the notes. We may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. In addition, the terms of our Senior Secured Revolving Credit Facility limit our ability to purchase the notes in those circumstances and any of our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their rights to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, we may not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restriction in our Senior Secured Revolving Credit Facility will not allow such repurchase.

Note holders may not be entitled to require us to repurchase the notes in connection with certain transactions because the term “all or substantially all” in the context of a change of control has no clearly established meaning under relevant law.

One of the ways a change of control can occur under the Indenture is upon a sale of all or substantially all of our assets. The meaning of the phrase “all or substantially all” as used in that definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a person and therefore it may be unclear whether a change of control has occurred and whether you have the right to require us to repurchase the notes.

The trading prices for the notes will be directly affected by many factors, including our credit ratings, many of which are beyond our and our management’s control.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

If you do not exchange your Original Notes pursuant to this exchange offer, you may never be able to sell your Original Notes.

It may be difficult for you to sell your Original Notes that are not exchanged in the exchange offer. The Original Notes may not be offered or sold unless they are registered or there are exemptions from the registration requirements under the Securities Act and applicable state securities laws. If you do not tender your Original Notes or if we do not accept some of your Original Notes, those notes will continue to be subject to the transfer and exchange restrictions in:

●	the Indenture;

●	the legend on the Original Notes; and

●	the offering memorandum relating to the Original Notes.

The restrictions on transfer of your Original Notes arise because we issued the Original Notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. Holders who do not tender their Original Notes will not have any further registration rights under the registration rights agreement or otherwise, and we do not intend to register the Original Notes under the Securities Act. To the extent Original Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Original Notes would be adversely affected. See “The Exchange Offer—Procedures for Tendering.”

There is no active market for the Original Notes or the Exchange Notes and if an active trading market does not develop for the Exchange Notes you may not be able to resell them.

               There is no active public trading market for the notes. We do not intend to apply for listing of the notes on a security exchange. The liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the notes, you may not be able to sell the notes, or, even if you can sell the notes, you may not be able to sell them at an acceptable price.

Some holders that exchange their Original Notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their Exchange Notes.

Holders that exchange Original Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes which were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be a statutory underwriter under the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Holders that are required to comply with the registration and prospectus delivery requirements may face additional burdens on the transfer of their Exchange Notes and could incur liability for failure to comply with applicable requirements.

Your Original Notes will not be accepted for exchange if you fail to follow the applicable exchange offer procedures and, as a result, your Original Notes will continue to be subject to existing transfer restrictions and you may not be able to sell them.

We will not accept your Original Notes for exchange if you do not follow the applicable exchange offer procedures. We will issue Exchange Notes as part of the applicable exchange offer only after timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, a properly completed and duly executed letter of transmittal and other required documents by the expiration date of the applicable exchange offer, we will not accept your Original Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange.

Risk Related to Our Business

In addition to the foregoing risks, we are, and will continue to be, subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent reports on Forms 10-Q and 8-K and other filings with the SEC. All such reports are or will be filed with the SEC and are incorporated by reference into this prospectus. See the section entitled “Where You Can Find More Information” beginning on page 77.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth, for the periods and as of the dates indicated, our predecessor and successor summary consolidated financial data. For financial statement presentation purposes, CFO Medical Services, P.A. (“CFO”) has been identified as the predecessor. The summary predecessor Statement of Operations data for the year ended December 31, 2007 and for the period from January 1, 2008 to July 13, 2008 are derived from previously audited financial statements, not included in this prospectus. The summary predecessor balance sheet data as of December 31, 2007 is derived from previously audited financial statements, not included in this prospectus.  ExamWorks is the successor company, having been founded on April 27, 2007 for the purpose of acquiring companies in the IME industry. The successor summary consolidated statement of operations data for the period from April 27, 2007 (inception) to December 31, 2007 and for the year ended December 31, 2008 is derived from previously audited financial statements, not included or incorporated by reference in this prospectus.  The successor summary consolidated balance sheet data as of December 31, 2007, 2008 and 2009 is derived from previously audited financial statements, not included or incorporated by reference in this prospectus. The successor summary consolidated statement of operations data for the years in the three-year period ended December 31, 2011 and the successor summary consolidated balance sheet data as of December 31, 2010 and 2011 are derived from our audited consolidated financial statements incorporated by reference into this prospectus. Historical results are not indicative of the results to be expected in the future.

You should read the following selected consolidated financial data below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year ended December 31, 2011 and the Consolidated Financial Statements, related notes and other financial information incorporated by reference into this prospectus. The significant changes in balances impacting comparability are the result of business combinations. See further discussion in Note 3 to the Consolidated Financial Statements incorporated by reference into this prosepctus.

	Predecessor		Successor
		For the
	For the	period		For the
	year ended	ended		years ended
	December 31,	July 13,		December 31,
	2007	2008(1)	2007(2)	2008	2009	2010	2011

Consolidated Statement of Operations Data:(3)

Revenues	$9,783	$6,072	$—	$14,694	$49,634	$163,511	$397,860

Costs and expenses:

Costs of revenues	5,873	3,757	—	9,828	32,026	103,606	262,242
Selling, general and administrative expenses	3,772	2,304	226	4,610	15,811	37,689	84,133
Depreciation and amortization	57	33	—	2,392	6,889	19,505	47,439
Total costs and expenses	9,702	6,094	226	16,830	54,726	160,800	393,814
Income (loss) from operations	81	(22)	(226)	(2,136)	(5,092)	2,711	4,046
Interest and other expenses, net	13	11	—	1,470	1,925	11,233	16,461
Income (loss) before income taxes	68	(33)	(226)	(3,606)	(7,017)	(8,522)	(12,415)
Provision (benefit) for income taxes	4	3	—	(1,434)	(2,613)	(2,484)	(4,082)
Net income (loss)	$64	$(36)	$(226)	$(2,172)	$(4,404)	$(6,038)	$(8,333)

Net income (loss) per share attributable to common stockholders — basic and diluted	$54.01	$(30.38)	$(0.73)	$(0.44)	$(0.42)	$(0.33)	$(0.25)
Weighted average shares outstanding — common stock	1,185	1,185	308,466	4,895,962	10,479,155	18,500,859	33,975,658

Other Financial Data:

Adjusted EBITDA(4)	$138	$11	$(36)	$1,076	$6,496	$30,321	$63,304

	Predecessor	Successor
	As of
	December 31,	As of December 31,
	2007	2007	2008	2009	2010	2011
		(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$191	$416	$1,203	$1,499	$33,624	$8,416
Current assets	1,625	416	4,735	11,497	74,580	159,797
Total assets	1,883	689	38,898	76,547	249,062	627,039
Current portion of long-term debt	—	—	1,534	3,263	—	—
Current portion of subordinated unsecured notes payable	—	—	—	1,565	2,312	1,932
Current liabilities	648	434	5,700	20,871	37,580	90,113
Senior unsecured notes	—	—	—	—	—	250,000
Revolving line of credit and working capital facilities	500	—	1,500	600	4,998	44,063
Long-term debt, less current portion	49	—	10,205	29,371	—	—
Long-term subordinated unsecured notes payable, less current portion	—	—	—	3,552	2,546	717
Total liabilities	1,197	434	18,375	56,147	48,822	389,115
Total stockholders’ equity	$686	$255	$20,523	$20,400	$200,240	$237,924

(1)           Includes the period from January 1, 2008 to July 13, 2008 for the predecessor company.
(2)           Includes the period from April 27, 2007 (inception) to December 31, 2007 for the successor company.
(3)           The significant changes in balances impacting comparability are the result of business combinations. See further discussion in Note 3 of the Notes to Consolidated Financial Statements incorporated by reference into this prospectus.
(4)           Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability. The following table presents a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Adjusted EBITDA.” in our Form 10-K for the fiscal year ended December 31, 2011 incorporated by reference into this prospectus.

	Predecessor		Successor
	For the	For the		For the
	year ended	period ended		years ended
	December 31,	July 13,		December 31,
	2007	2008(i)	2007(ii)	2008	2009	2010	2011
	(In thousands)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$64	$(36)	$(226)	$(2,172)	$(4,404)	$(6,038)	$(8,333)
Share-based compensation expense (iii)	—	—	—	101	218	1,816	7,834
Depreciation and amortization expense	57	33	—	2,392	6,889	19,505	47,439
Acquisition-related transaction costs	—	—	—	719	2,109	6,101	3,107
Monitoring fee(iv)	—	—	—	—	1,738	—	—
Other non-recurring costs(v)	—	—	190	—	634	188	878
Interest and other expenses, net	13	11	—	1,470	1,925	11,233	16,461
Provision (benefit) for income taxes	4	3	—	(1,434)	(2,613)	(2,484)	(4,082)
Adjusted EBITDA	$138	$11	$(36)	$1,076	$6,496	$30,321	$63,304

(i)           Includes the period from January 1, 2008 to July 13, 2008 for the predecessor company.
(ii)	Includes the period from April 27, 2007 (inception) to December 31, 2007 for the successor company.
(iii)	Share-based compensation expense of $2.0 million is included in costs of revenues for the year ended December 31, 2011 and the remainder is included in SGA expenses. For years prior to 2011, all share-based compensation expense is included in SGA expenses.
(iv)	See Note 8 in our Consolidated Financial Statements incorporated by reference into this prospectus for a description of the Monitoring fee.
(v)
Other non-recurring costs consist of start-up costs incurred in 2007, severance and facility termination costs in 2009, severance and relocation costs in 2010 and severance, relocation and facility termination costs in 2011.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

We operate in a highly fragmented industry and have completed numerous acquisitions. Following is a list of the acquisitions completed by us since July 2008:

Acquisition Date	Name
October 27, 2011	•	Bronshvag
October 24, 2011	•	Matrix Health Management
October 3, 2011	•	Capital Vocational Specialists
	•	North York Rehabilitation Centre
September 28, 2011	•	MLS Group of Companies
	•	Medicolegal Services
May 10, 2011	•	Premex Group
February 28, 2011	•	MES Group
February 18, 2011	•	National IME Centres
December 20, 2010	•	Royal Medical Consultants
October 1, 2010	•	BMEGateway
September 7, 2010	•	UK Independent Medical Services
September 1, 2010	•	Health Cost Management
August 6, 2010	•	Verity Medical
	•	Exigere
June 30, 2010	•	SOMA Medical Assessments
	•	Direct IME
	•	Network Medical Review
	•	Independent Medical Services
	•	401 Diagnostics
March 26, 2010	•	Metro Medical Services
March 15, 2010	•	American Medical Bill Review
	•	Medical Evaluations
December 31, 2009	•	Abeton
	•	Medical Assurance Group
	•	MedNet I.M.S.
	•	Qualmed
	•	IME Operations of Physicians' Practice
August 14, 2009	•	The Evaluation Group
August 4, 2009	•	Benchmark Medical Consultants
July 7, 2009	•	IME Software Solutions
May 21, 2009	•	Florida Medical Specialists
	•	Marquis Medical Administrators
April 17, 2009	•	Ricwel
July 14, 2008	•	CFO Medical Services
	•	Crossland Medical Review Services
	•	Southwest Medical

The unaudited pro forma condensed combined statement of operations combine our consolidated results of operations and the results of operations for each of the acquisitions completed in 2011 for the year ended December 31, 2011, as if the acquisitions had occurred on January 1, 2011.  In addition, the unaudited pro forma condensed combined statement of operations gives effect to the offering of the Original Notes as if the issuance of such Original Notes had occured on January 1, 2011.

The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, our historical consolidated financial statements and related notes and the audited financial statements with respect to the acquisitions as incorporated by reference to this prospectus.

For purposes of presenting the unaudited pro forma consolidated financial information, the profit and loss accounts of Premex Group (“Premex”) have been adjusted to conform to U.S. generally accepted accounting principles. Additionally, for the purpose of presenting the unaudited pro forma condensed combined financial information, the adjusted statements of operations of Premex and the Canadian acquisitions completed during 2011, have been translated into U.S. Dollars at the average daily rates for the period from January 1, 2011 through the date of acquisition.

The pro forma acquisition adjustments described in Note 3 were based on available information and certain assumptions made by our management, and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information included in this prospectus is not intended to represent what our financial position is or results of operations would have been if the acquisition had occurred on that date or to project our results of operations for any future period. Since the Company and each of the acquired businesses were not under common control or management for some of or any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to combine our operations and the acquisitions or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

EXAMWORKS AND ACQUIRED BUSINESSES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(In thousands except share and per share data)

				2011
				Individually
				Insignificant	Pro-Forma		Pro Forma
	ExamWorks	MES	Premex	Acquisitions	Adjustments		Combined
Revenues	$397,860	$21,052	$32,550	$32,701	$(960)	(a)	$483,203
Costs and expenses:
Costs of revenues	262,242	14,711	19,023	19,816	(481)	(a)	315,311
Selling, general and administrative expenses	84,133	6,565	11,094	9,110	(14,090)	(b)	96,812
Depreciation and amortization	47,439	245	335	93	10,289	(c)	58,401
Total costs and expenses	393,814	21,521	30,452	29,019	(4,282)		470,524
Income (loss) from operations	4,046	(469)	2,098	3,682	3,322		12,679
Interest and other expenses, net	16,461	(87)	288	88	10,293	(d)	27,043
Income (loss) before income taxes	(12,415)	(382)	1,810	3,594	(6,971)		(14,364)
Provision (benefit) for income taxes	(4,082)	21	498	449	(1,609)	(e)	(4,723)
Net income (loss)	$(8,333)	$(403)	$1,312	$3,145	$(5,362)		$(9,641)

Net loss per share attributable to common stockholders — basic and diluted	$(0.25)						$(0.28)

Pro-Forma weighted average number of common shares outstanding used in computing per share amounts Basic and Diluted -	33,975,658						34,611,165 (f)

Other Financial Data:
Adjusted EBITDA (1)							$80,663

Reconciliation of Adjusted EBITDA:
Net loss							$(9,641)
Share-based compensation expense							7,834
Depreciation and amortization							58,401
Interest and other expenses, net (2)							27,043
Other non-recurring costs (3)							1,749
Income tax benefit							(4,723)
Adjusted EBITDA							$80,663

(1) Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability. The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, for each of the periods indicated. The following table also presents a reconciliation of pro forma Adjusted EBITDA to pro forma net loss.
(2) Includes interest expense, net, loss on early extinguishment of debt, gain on interest rate swap and realized foreign currency loss.
(3) Other non-recurring costs consist principally of severance and facility termination costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations (Continued)

NOTE 1 — Basis of Presentation

The acquisitions are accounted for under the acquisition method of accounting in accordance with ASC Topic 805-10, “Business Combinations—Overall” (“ASC 805-10”). The Company accounts for the transaction by using its historical information and accounting policies and adding the assets and liabilities of the acquired businesses as of each respective acquisition date at their respective fair values. Pursuant to ASC 805-10, under the acquisition method, the total estimated purchase price for each acquisition (consideration transferred) as described in Note 3, Preliminary Purchase Price Allocation, is measured at the acquisition closing dates using the fair value of the net assets acquired. The assets and liabilities of the acquisitions have been measured based on various estimates and assumptions that the Company’s management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of the acquisitions as of the effective date was allocated to goodwill in accordance with ASC 805-10.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, the Company used the guidance in ASC Topic 820-10, “Fair Value Measurement and Disclosure—Overall” (“ASC 820-10”), which established a framework for measuring fair values. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820-10, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of the acquired companies at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

Under ASC 805-10, acquisition related transaction costs (e.g., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred but are required to be expensed as incurred.

NOTE 2 — Accounting Policies

Upon completion of each acquisition, the Company has performed a detailed review of each acquired business’ accounting policies. As a result, the Company has adjusted the financial statements of each acquired entity to conform to the Company’s presentation and policies. As such, the presented pro forma financial information is consistent with the acquiree and conforms to requirements as promulgated by U.S. GAAP.

NOTE 3 — Pro Forma Adjustments

Item (a): Adjustment represents the elimination of revenues and related costs of revenue related to revenues between certain acquired businesses during the year ended December 31, 2011 of approximately $960,000 and $481,000, respectively.

Item (b): Adjustment of approximately $14.1 million represents the elimination of certain selling, general and administrative costs that represent material, non-recurring costs related to the acquired entities for the year ended December 31, 2011.

These adjustments primarily represent certain salary and related personal expenses attributable to the previous owners of the acquired businesses and are contractual reductions for new compensation terms entered into as part of the acquisition agreement. The expenses in the historical financial statements are considered to be non-recurring and are not expected to have a continuing impact on the operations of the Company.

Item (c): Adjustment to reflect incremental depreciation and amortization expense for the pro forma period is as follows (in thousands):

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations (Continued)

			Expected
			depreciation and
			amortization
			for the
			year ended
		Useful life	December 31,
	Fair Value	(months)	2011
Property, equipment and leasehold improvements	$2,663	12 -24	$1,369
Customer relationships	87,829	42 - 60	19,002
Covenants not to compete	817	36	272
Tradenames	31,542	45 - 84	6,254
Technology	3,726	24	1,863
	$126,577		28,760
Less amounts recorded			(18,471)
Net adjustments to depreciation and amortization expense			$10,289

Item (d): Adjustment assumes that acquisition related debt was incurred on January 1, 2011 and reflects additional interest expense incurred from this borrowing. Adjustments to interest expense consist of the following (in thousands):

Year ended
December 31,
2011

Incremental interest expense on senior notes and revolving credit facility to finance acquisitions (assuming interest rate of 9.0% and 4.5%, respectively)	$10,574
Eliminate acquired companies' pre-acquisition interest expense	(289)
Eliminate debt extinguishment costs associated with the reduction in the aggregate commitments available under the revolving credit facility	(621)
Incremental interest expense incurred from the amortization of capitalized loan costs	629
$10,293

Item (e): Adjustment reflects the calculated income tax provision for acquired businesses considered to be flow through entities prior to acquisition.

Item (f): Adjustment to the weighted average number of common shares outstanding used in computing per share amounts, basic and diluted, is as follows:

Year ended
December 31,
2011

Historical weighted average common shares outstanding	33,975,658
Common shares issued in connection with acquisitions	635,507
Pro forma weighted average number of common shares outstanding:
Basic and diluted:	34,611,165

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations (Continued)

NOTE 4 — Adjusted EBITDA

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Original Notes in like principal amount. The Original Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Issuance of the Exchange Notes will not result in a change in our amount of outstanding debt.

CAPITALIZATION

                The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2011.  This table should be read in conjunction with our Consolidated Financial Statements and the related notes thereto, incorporated by reference into this prospectus, and the sections “Use of Proceeds” and “Selected Historical Consolidated Financial Data,” located elsewhere in this prospectus.

Amount
(Amounts in thousands)
Cash and cash equivalents	$8,416

Long-term debt:
Senior unsecured notes	250,000
Senior secured revolving credit facility (1)	5,000
UKIM working capital facility (2)	6,554
Premex working capital facility (3)	32,509
Seller notes (4)	2,649
Total long-term debt	296,712
Total stockholders' equity	237,924

Total capitalization	$534,636

(1)	The Senior Secured Revolving Credit Facility provides for total borrowing capacity of $262.5 million. The credit agreement contains restrictive covenants, including, among other things, financial covenants which limit the amount of borrowings available to us.

(2)	The UKIM working capital facility provides for total borrowing capacity of £5.0 million (or $7.7 million using an exchange rate of $1.55:£1.00 as of December 31, 2011. As of December 31, 2011, unused borrowing capacity under the UKIM working capital facility was £0.7 million or $1.1 million.

(3)	The Premex working capital facility provides for total borrowing capacity of £26.5 million (or $41.0 million using an exchange rate of $1.55:£1.00 as of December 31, 2011. As of December 31, 2011, unused borrowing capacity under the Premex working capital facility was £5.5 million or $8.5 million.

(4)	The seller notes are contractually subordinated to the Senior Secured Revolving Credit Facility and rank equally
Senior Unsecured Notes. Amount includes the current portion of seller notes.

THE EXCHANGE OFFER

On July 19, 2011, the Company issued $250.0 million aggregate principal amount of the Original Notes pursuant to the Indenture.  In connection with the purchase and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes in which we agreed that you, as a holder of unregistered Original Notes, would be entitled to exchange your unregistered Original Notes for Exchange Notes registered under the Securities Act. The exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your Original Notes. The Exchange Notes will be our obligation and will be entitled to the benefits of the Indenture relating to the Exchange Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except that the Exchange Notes will:

●	have been registered under the Securities Act and, therefore, will contain no restrictive legends;

●	not have registration rights;

●	not have rights to additional interest; and

●	bear different CUSIP and ISIN numbers from the Original Notes.

Resale of the Exchange Notes

Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange Original Notes for Exchange Notes in the ordinary course of business. For further information on the SEC's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the Exchange Notes.  However, the foregoing does not apply to you if you are: a broker-dealer who purchased the Exchange Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or you are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

In addition, if you are a broker-dealer, or you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal for use in connection with any such resale will state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Original Notes which the broker-dealer acquired as a result of market-making or other trading activities.

Terms of the Exchange Offer

Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all Original Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the Exchange Notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes in denominations of $2,000 or any integral multiple of $1,000.

If you wish to exchange your Original Notes for Exchange Notes in the exchange offer, you will be required to represent that:

●	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

●
that, at the time of the commencement and consummation of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

●
that you are not our "affiliate" (as defined in Rule 405 promulgated under the Securities Act) or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements;

●	if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes; and

●
if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of such Exchange Notes.

You will make these representations to us by signing or agreeing to be bound by the letter of transmittal.

Broker-dealers that are receiving Exchange Notes for their own account must have acquired the Original Notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date of this prospectus and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes except that:

●	the Exchange Notes will be issued in a transaction registered under the Securities Act;

●	the Exchange Notes will bear different CUSIP and ISIN numbers from the Original Notes;

●	the Exchange Notes will not be subject to transfer restrictions and, except in limited circumstances, holders of Exchange Notes will have no registration rights; and

●	provisions providing for an increase in the stated interest rate on the Original Notes if the Original Notes are not exchanged for registered Exchange Notes will be eliminated.

Pursuant to the registration rights agreement, we have agreed to file a shelf registration statement if:

●
after we have unsuccessfully sought a no-action letter or other favorable ruling from the SEC to permit the consummation of the exchange offer, we are not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

●	the exchange offer registration statement is not consummated within 360 days after the issue date of the Original Notes, or

●
upon the request of any holder, if such holder (i) is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained herein is not appropriate or available for such resales by such holder, or (c) is a broker-dealer and holds Original Notes acquired directly from us or one of our affiliates.

We have agreed to file a shelf registration statement with the SEC as soon as practicable, but in any event no later than the earliest to occur of (i) 45 days after we determine we are required to file an exchange offer registration statement, (ii) 45 days after so required or requested by certain holders in accordance with the immediately preceding paragraph and (iii) 30 days after July 15, 2012. Thereafter, we have agreed to use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC within 90 days after being so required. In addition, we agreed to use our commercially reasonable efforts to keep that shelf registration statement continually effective, supplemented and amended for a period of one year following the date the shelf registration statement is declared effective or such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it. Each holder of Original Notes must deliver information requested by us to be used in connection with the shelf registration statement within 15 business days of our request in order to have its Original Notes included in the shelf registration statement and benefit from the provisions regarding any additional interest in the registration rights agreement.

As of the date of this prospectus, $250.0 million aggregate principal amount of the Original Notes was outstanding. In connection with the issuance of the Original Notes, we arranged for the Original Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on        , 2012. We intend to conduct the exchange offer as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered, and holders of the Original Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the Indenture in connection with the exchange offer. No governmental approvals or consents must be received to consummate the exchange offer. We shall be considered to have accepted Original Notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from us and delivering Exchange Notes to those holders.

If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, the unaccepted Original Notes will be credited to the holder's account at DTC according to the procedures described below or, in the case of Original Notes tendered by delivery of certificates, certificates for these unaccepted Original Notes will be returned, at our cost, to the tendering holder of the Original Notes, promptly after the expiration date.

Holders who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as described in the following sentence, transfer taxes related to the exchange of Original Notes in the exchange offer. If you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "—Solicitation of Tenders; Fees and Expenses."

Neither we nor our board of directors makes any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any recommendation. Holders of Original Notes must make their own decision whether to tender in the exchange offer and, if so, the amount of Original Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

The term "expiration date" shall mean 5:00 p.m., New York City time, on        , 2012 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

We expressly reserve the right, in our sole discretion:

●
to delay acceptance of any Original Notes or to terminate the exchange offer and to refuse to accept Original Notes not previously accepted, if any of the conditions described under "—Conditions" shall have occurred and shall not have been waived by us;

●	to extend the expiration date of the exchange offer; and

●	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely press release to an appropriate news agency.

You are advised that we may extend the exchange offer because some of the holders of the Original Notes do not tender on a timely basis.

Interest on the Exchange Notes

The Exchange Notes will bear interest from and including January 15, 2012, or, if later, the most recent date on which interest was paid or provided for on the Original Notes surrendered for the Exchange Notes, at a rate of 9% per year. Accordingly, holders of Original Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Original Notes at the time of tender. We will pay interest on the Exchange Notes twice a year, on July 15 and January 15, beginning July 15, 2012.

Procedures for Tendering

Only a holder may tender his, her or its Original Notes in the exchange offer. Any beneficial owner whose Original Notes are registered in the name of such owner's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such owner's behalf. If the beneficial owner wishes to tender on his, her or its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

The tender by a holder will constitute an agreement between the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

A holder who desires to tender Original Notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose Original Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

Original Notes Held in Book-Entry Form.  We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the Original Notes for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account for the Original Notes using DTC's procedures for transfer.

The exchange offer is eligible for DTC's ATOP. Accordingly, DTC participants may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer Original Notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message to the exchange agent.

The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Original Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender Original Notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

If you desire to tender Original Notes held in book-entry form with DTC, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the Original Notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and an agent's message transmitted pursuant to DTC's ATOP procedures. In lieu of transmitting an agent's message pursuant to DTC's ATOP procedures, you may deliver to the exchange agent, prior to 5:00 p.m. New York City time on the expiration date, at the address set forth in this prospectus, a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal.

Original Notes Held in Certificated Form.  For a holder to validly tender Original Notes held in physical or certificated form, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

●
a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

●	certificates for tendered Original Notes.

Signatures.    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Original Notes tendered with the letter of transmittal are tendered:

●
by a registered holder who has not requested that Exchange Notes or certificates representing Original Notes not being tendered be issued to a person other than the registered holder, sent to an address other than that of a registered holder or credited to a different account maintained at DTC; or

●	for the account of an institution eligible to guarantee signatures.

If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the Original Notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the Original Notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder who appears on the Original Notes or the DTC participant who is listed as the owner. If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

If you tender your Original Notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity.    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered Original Notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of Original Notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of Original Notes, nor shall any of us incur liability for failure to give notification. Tenders of Original Notes will not be considered to have been made until the irregularities have been cured or waived. Any Original Notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their Original Notes and:

●	whose Original Notes are not immediately available;

●	who cannot complete the procedure for book-entry transfer on a timely basis;

●	who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

●	who cannot complete a tender of Original Notes held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an institution eligible to guarantee signatures described under "—Procedures for Tendering—Signatures," or if they tender using ATOP's guaranteed delivery procedures.

A tender of Original Notes made by or through an eligible institution will be accepted if:

●
prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that:

(1)	sets forth the name and address of the holder, the certificate number or numbers of the holder's Original Notes and the principal amount of the Original Notes tendered;

(2)	states that the tender is being made; and

(3)
guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the Original Notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of Original Notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent.

•
the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Original Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

A tender made through DTC's ATOP procedures will be accepted if:

•
prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that they have received and agree to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within three business days after the expiration date, either:

(1)	a book-entry confirmation, including an agent's message, transmitted via DTC's ATOP procedures; or

(2)
a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Original Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Original Notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below prior to 5:00 p.m., New York City time, on the expiration date; or

•	you must comply with DTC's ATOP withdrawal procedures.

Any notice of withdrawal must:

•	specify the name of the person having deposited the Original Notes to be withdrawn;

•
identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at DTC from which the Original Notes were tendered and the name and number of the account at DTC to be credited;

•
be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the Original Notes to register the transfer of the Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these Original Notes are to be registered, if different from that of the person who deposited the Original Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no Exchange Notes will be issued in exchange for those Original Notes unless the Original Notes so withdrawn are validly retendered. Any Original Notes that have been tendered but are not accepted for exchange will be returned to the holder of the Original Notes without cost to the holder or, in the case of Original Notes tendered by book-entry transfer into the holder's account at DTC, according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

The exchange offer is subject only to the following conditions:

•	the compliance of the exchange offer with applicable law, any applicable policy or interpretation of the Staff of the SEC;

•	the proper tender of the Original Notes; and

•
the representation by each holder of the Original Notes (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) that, at the time of the commencement and consummation of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act; (iii) that it is not our "affiliate" (as defined in Rule 405 promulgated under the Securities Act) or, if it is an affiliate, it will comply with any applicable registration and prospectus delivery requirements; (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and (v) if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes.

If any of these conditions are not met, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes and may terminate or amend the exchange offer. These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our discretion. All such conditions must be satisfied or waived by us at or before the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery should be directed to the exchange agent. You should send certificates for Original Notes, letters of transmittal and any other required documents to the exchange agent addressed to:

If by mail or overnight package:
U. S. Bank National Association
60 Livingston Ave.
St. Paul, Minnesota 55107
Attn: Specialized Finance

Fax number 651/495- 8158
Confirmation number 1-800-934-6802

General Bondholder inquiry phone number 1-800-934-6802

If by Hand
U. S. Bank National Association
60 Livingston Avenue
1st Floor - Bond Drop Window
St. Paul, MN  55107

Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

We will bear the expenses of requesting that holders of Original Notes tender those notes for Exchange Notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, SEC registration fees, and accounting and legal fees, printing costs, transfer taxes and related fees and expenses.

You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the Exchange Notes.

Federal Income Tax Consequences

                The exchange of the Original Notes for the Exchange Notes in the exchange offer will not constitute a taxable event or exchange for U.S. federal income tax purposes, and thus will have no U.S. federal income tax consequences to holders of Original Notes. The Exchange Notes received pursuant to the exchange offer will be treated as a continuation of the Original Notes. As a result, (1) a holder of notes should not recognize taxable gain or loss as a result of the exchange of Original Notes for Exchange Notes pursuant to this exchange offer, (2) the holding period of the Exchange Notes should include the holding period of the Original Notes surrendered in exchange therefor, and (3) a holder's adjusted tax basis in the Exchange Notes should be the same as such holder's adjusted tax basis in the Original Notes surrendered in exchange therefor.  In addition, the U.S. federal income tax consequences of holding and disposing of the Exchange Notes will be the same as those applicable to the Original Notes.

Participation in the Exchange Offer; Untendered Notes

Participation in the exchange offer is voluntary. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all Original Notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the Original Notes who do not tender in the exchange offer will continue to hold their Original Notes and will be entitled to all the rights, and subject to the limitations, applicable to the Original Notes under the Indenture. Holders of Original Notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Notes." All untendered Original Notes will continue to be subject to the restrictions on transfer described in the Indenture. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for untendered Original Notes could be adversely affected. This is because there will probably be many fewer remaining Original Notes outstanding following the exchange, significantly reducing the liquidity of the untendered Original Notes.

We may in the future seek to acquire untendered Original Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of Original Notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any Original Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Original Notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “ExamWorks” and “the Company” refers only to ExamWorks Group, Inc. and not to any of its subsidiaries.

The Company will issue the Exchange Notes under the indenture, dated as of July 19, 2011, among itself, the guarantors and U.S. Bank, as trustee (as amended or supplemented to the date hereof, the “indenture” or “Indenture”) pursuant to which the Company previously issued the Original Notes on July 19, 2011. The Exchange Notes will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Unless the context requires otherwise, all references to the “Notes” include the Original Notes and the Exchange Notes and all references to the guarantees or the “Guarantees” include the Original Guarantees and the Exchange Guarantees. The Initial Notes, the Exchange Notes, the Original Notes and any Additional Notes (as defined below) will be treated as a single class for all purposes of the Indenture. The failure to consummate the exchange offer or to register the Original Notes for resale may result in the Company paying Additional Interest (as defined below).

The following description is a summary of the material provisions of the Indenture, but it does not restate the agreement in its entirety. Copies of the Indenture are available upon request from the Company. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Principal, Maturity and Interest

The Notes mature on July 15, 2019. The Notes bear interest at the rate of 9.0% per annum, payable on July 15 and January 15 of each year, commencing on January 15, 2012, to Holders of record at the close of business on July 1 or January 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $250.0 million will be issued in the exchange offer. The Issuer may issue additional Notes having identical terms and conditions to the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock.” Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Notes,” except for the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Notes are the general unsecured obligations of the Issuer. The Notes rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) is a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Senior Secured Revolving Credit Agreement is secured by substantially all of the assets of the Issuer and the Guarantors.

As of December 31, 2011, the Issuer and the Guarantors had $5.0 million outstanding and $257.5 million of undrawn commitments under our Senior Secured Revolving Credit Facility (without taking into account $190,000 outstanding under a letter of credit). Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock” and “— Limitations on Liens.”

The Notes are effectively subordinated to all existing and future obligations, including Indebtedness, of any Foreign Subsidiaries and any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of December 31, 2011, Non-Guarantor Subsidiaries had outstanding indebtedness of $39.1 million, undrawn borrowings available under their credit facilities of $9.6 million, total assets, excluding intercompany balances, of $229.4 million and total liabilities of $96.3 million. On a pro forma basis, for the twelve months ended December 31, 2011, our Non-Guarantor Subsidiaries represented 30.4% of our revenues and 29.6% of our Adjusted EBITDA. To the extent we consummate additional international acquisitions, this will increase the Non-Guarantor percentage of revenue, Adjusted EBITDA and total liabilities.

Note Guarantees

The Issuer’s obligations under the Notes and the Indenture is jointly and severally guaranteed (the “Note Guarantees”) by each Restricted Subsidiary (other than any Foreign Subsidiary).

Not all of our Subsidiaries guarantee the Notes. Unrestricted Subsidiaries and, unless specifically added as a Guarantor by the Issuer, Foreign Subsidiaries are not Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute their assets to us, if any. On a pro forma basis, for the twelve months ended December 31, 2011, the Issuer’s Foreign Subsidiaries represented 30.4% of its revenue, 29.6% of its Adjusted EBITDA and had total liabilities of $96.3 million.

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

●	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

●	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

●
the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture:

(1)
in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer and the Restricted Subsidiaries; or

(2)
if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3)
upon satisfaction and discharge of the Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to July 15, 2015. At any time or from time to time on or after July 15, 2015, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning July 15 of the years indicated:

Year	Redemption Price
2015	104.500%
2016	102.250%
2017 and thereafter	100.000%

At any time prior to July 15, 2015, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

At any time, the Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to July 15, 2014, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.0% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be delivered at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer shall have given a notice of redemption for 100% of the aggregate principal amount of Notes outstanding, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, to the Holders a notice:

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)
offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)
describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer, including a Credit Facility.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

In addition, under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation, if applicable under New York law, would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger your right to require us to repurchase your notes as described above.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) and the Issuer will not permit any Restricted Subsidiary to issue any shares of Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and any Guarantor may incur Indebtedness (including Acquired Indebtedness) and issue shares of Preferred Stock, if the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the relevant four-quarter period (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following, which shall be given independent effect in whole or in part, shall be permitted (the “Permitted Indebtedness”):

(1)
Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $300 million less, to the extent a permanent repayment and/or commitment reduction is required under a Credit Facility as a result of such application, the aggregate amount of Net Available Proceeds, applied to repayments under the Credit Facilities in accordance with the covenant described under “— Limitations on Asset Sales”;

(2)
Indebtedness represented by the Notes issued on the Issue Date and the Note Guarantees in respect thereof and the Exchange Notes and related Note Guarantees issued in the Exchange Offer for the Notes and the related Note Guarantees;

(3)
Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2), (5), (12) or (13));

(4)
Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness, or in the case of any revolving Indebtedness, the aggregate commitment under such revolving credit facility, to which such Hedging Obligations relate;

(5)
Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (i) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5) and (ii) if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Guarantees, in the case of a Guarantor;

(6)
(a) Indebtedness in respect of bid, performance, completion, guarantee, surety and similar bonds and assurances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, completion, guarantee or surety obligations (in each case other than for an obligation for money borrowed); and (b) Indebtedness in respect of, or constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of (1) workers’ compensation claims or self-insurance, (2) other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance or (3) for regulatory or insurance purposes;

(7)
Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, Refinancing Indebtedness thereof and any subsequent Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $10 million;

(8)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of the Issuer or a Restricted Subsidiary, as the case may be, being notified of such overdraft;

(9)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above, this clause (10), or clause (17) below;

(11)
indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or the acquisition, disposition, issuance or redemption of Equity Interests of the Issuer or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included (or that would be required to be included) on the face of the balance sheet of the Issuer or any Restricted Subsidiary at the time of closing of such acquisition, disposition, issuance or redemption shall not be permitted under this clause (11) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (11) shall at no time exceed the gross proceeds or value of the consideration actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(12)	Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed the greater of (i) $50 million or (ii) 5% of Total Assets, at any time outstanding;

(13)	Indebtedness of the Issuer’s Subsidiaries organized in the United Kingdom in an aggregate principal amount not to exceed £35 million outstanding at any one time pursuant to receivables facilities;

(14)	Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $15 million at any time outstanding;

(15)	Bank Products Obligations incurred in the ordinary course of business; and

(16)
the issuance by any Restricted Subsidiary of Preferred Stock to the Issuer or any other Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary, or (ii) any sale or other transfer or any such Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (15);

(17)	Acquired Indebtedness provided that after giving effect to the related acquisition or merger, either

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception set forth in the first sentence of this covenant or

(2)	the Consolidated Interest Coverage Ratio is equal to or greater than immediately prior to such acquisition or merger.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Indebtedness in the form of additional Indebtedness or payment of dividends on Equity Interests in the form of additional shares of Equity Interests with the same terms will not be deemed to be an incurrence of Indebtedness or issuance of Equity Interests for purposes of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (17) above in any manner that complies with this covenant (provided that at the time of reclassification it meets the criteria under which it is then to be classified). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness. Further, for purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Limitations on Layering Indebtedness

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)	a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)	the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)
the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (7), or (8) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)
50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter that includes the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal consolidated financial statements prepared in accordance with GAAP are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)
100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (A) any such proceeds which are used to redeem Notes in accordance with the first paragraph under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” or (B) any such proceeds or assets received from a Subsidiary, plus

(c)
the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange into Qualified Equity Interests of the Issuer (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary to a Person other then the Issuer or a Restricted Subsidiary upon such conversion or exchange), plus

(d)
in the case of the disposition or repayment of or liquidated return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e)
upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments prior to such Redesignation had reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions, which shall be given independent effect in whole or in part, will not prohibit:

(1)
the payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration or notice thereof, if on the date of declaration the payment or redemption would have complied with the provisions of the Indenture;

(2)
the redemption or repurchase of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)
the redemption or repurchase of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness and Preferred Stock” covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under “— Change of Control” and “— Limitations on Asset Sales” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4)
repurchases by the Issuer and any Restricted Subsidiary of (x) Equity Interests deemed to occur upon the exercise of stock options, warrants and other similar rights to acquire Equity Interests if the Equity Interests represent a portion of the exercise price thereof or (y) Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee in connection with such grant or award;

(5)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer issued to and held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years but in no event shall the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests exceed $5.0 million in any fiscal year);

(6)	Restricted Payments in an amount such that the sum of the aggregate amount of Restricted Payments made pursuant to this clause (6) after the Issue Date does not exceed $15 million;

(7)
any Investment to the extent the consideration for which consists of, or is made with the proceeds of the substantially concurrent sale of, or equity contribution with respect to, Qualified Equity Interests; and

(8)
the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Issuer issued in accordance with the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of “Consolidated Interest Expense”.

provided that (a) in the case of any Restricted Payment pursuant to clause (3), (5), (6), or (8) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2), (3)(a) or (7) above shall increase the Restricted Payments Basket.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)	make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c)	transfer any of its assets to the Issuer or any other Restricted Subsidiary; except for:

(1)	encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2)	encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3)	non-assignment or subletting provisions of any contract or any lease entered into in the ordinary course of business;

(4)	encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Facilities) as in effect on that date;

(5)	restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)	restrictions imposed under any agreement to sell assets (including capital stock) permitted under the Indenture to any Person pending the closing of such sale;

(7)
restrictions imposed under any instrument governing Acquired Indebtedness or Equity Interests of Restricted Subsidiary as in effect at the time of its acquisition by the Issuer or other Restricted Subsidiary so long as such Equity Interest was not issued or incurred in contemplation of or in connection with such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)
any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not, in the good faith judgment of the Issuer’s Board of Directors, materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9)
customary provisions in partnership agreements, shareholder agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)
Purchase Money Indebtedness incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)	restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(12)
encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries permitted to be incurred under the Indenture; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer’s ability to make payment on the Notes when due; and

(13)
any encumbrances or restrictions imposed by any amendments, restatements, renewals, replacements, refundings or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above or any amendments, restatements, renewals, replacements, refundings or refinancings thereof; provided that such amendments, restatements, renewals, replacements, refundings or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment, restatement, renewal, replacement, refunding or refinancing.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $1.0 million (an “Affiliate Transaction”), unless:

(1)
such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would reasonably have been obtained in a comparable transaction atsuch time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2)	the Issuer delivers to the Trustee:

(a)
with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction; and

(b)
with respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

The foregoing restrictions shall not apply to:

(1)
transactions between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)
director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and reimbursement or advancement of out-of- pocket expenses, and director’s and officer’s liability insurance) and indemnification arrangements, in the case of any of the above payable to directors or executive officers, approved by a majority of the Independent Directors;

(3)
the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4)	Restricted Payments which are made in accordance with the covenant described under “— Limitations on Restricted Payments” and any Permitted Investment;

(5)
(x) any agreement in effect on the Issue Date and disclosed in the Offering Memorandum, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(6)
any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity; and

(7)
(a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

Limitations on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1)
in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)
in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)
the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale after giving effect to any indemnification, adjustment of purchase price, earn-out or similar adjustment; and

(2)	at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)
the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness), accounts payable and accrued expenses of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale pursuant to a customary written novation or assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(b)
the amount of any obligations received from such transferee that are due and payable or reasonably expected to be converted by the Issuer or such Restricted Subsidiary to cash or Cash Equivalents within 180 days following the closing of such Asset Sale;

(c)
any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $10 million and (ii) 2% of Total Assets at the time of the receipt of such Designated Non- cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose; and

(d)
the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

As used in clause (c) above, the term “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the Issuer’s Chief Financial Officer and another Officer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)	satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

(2)	repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3)
(A) invest all or any part of the Net Available Proceeds thereof in assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B);

(4)	make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in the Indenture; and/or

(5)	in the case where the assets that were the subject of such Asset Sale are the assets of a Foreign Subsidiary, to repay Indebtedness of any Foreign Subsidiary.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)
the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)
the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)
if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)	upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Excess”), the Issuer may use the Net Proceeds Excess, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)
the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)
is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3)
is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for (a) any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary or (b) a Note Guarantee that will be released pursuant to the indenture upon such Designation.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” or the Lien is not permitted under the covenant described under “— Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and all

(2)
all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)
the Issuer or such Restricted Subsidiary could have (a) incurred Attributable Indebtedness with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “— Limitations on Liens”;

(2)	the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3)
the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “— Limitations on Asset Sales.”

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)	either:

(a)	the Issuer will be the surviving or continuing Person; or

(b)
the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture;

(2)
immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3)
immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, either (a) could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) would have a Consolidated Interest Coverage Ratio equal to or greater than the Issuer’s Consolidated Interest Coverage Ratio immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in the fifth paragraph under the caption “— Note Guarantees,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)	either:

(a)	such Guarantor will be the surviving or continuing Person; or

(b)
the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and the Indenture; and

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Foreign Subsidiary or a Subsidiary that has been designated an Unrestricted Subsidiary), (b) desires to cause a Foreign Subsidiary to be a Guarantor or (c) upon any Unrestricted Subsidiary being Redesignated a Restricted Subsidiary (other than a Foreign Subsidiary), then, in each such case, the Issuer shall cause such Restricted Subsidiary to simultaneously (or in the case of clause (a) immediately above within 5 days):

(1)
(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)
deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations as if the Issuer had a class of securities registered pursuant to Section 13 or 15(d) of the Exchange Act:

(1)
all quarterly and annual financial reports on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)	all current reports required to be filed with the Commission on Form 8-K.

To the extent any such reports are filed on the SEC’s EDGAR system and are publicly available, such reports shall be deemed to be delivered to the Holders of the Notes.

If the Issuer is no longer required to file reports with the SEC, all such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

If the Issuer has Designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

Events of Default

Each of the following is an “Event of Default”:

(1)	(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)
failure by the Issuer to comply with any of its agreements or covenants described above under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described under “— Change of Control”;

(4)
failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)
default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b)	results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)
results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $15.0 million or more;

(6)
one or more judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, discharged, bonded (by providing insurance, letters of credit or other financial assurance), stayed or stayed pending appeal, annulled or rescinded within 60 days of being entered;

(7)	the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(d)	commences a voluntary case,

(e)	consents to the entry of an order for relief against it in an involuntary case,

(f)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or makes a general assignment for the benefit of its creditors;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9)
any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)
has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)	rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due solely from the trust funds referred to below,

(2)
the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)
in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)
no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to (x) such deposit, (y) similar contemporaneous deposits to redeem or defease other Indebtedness and (z) costs related thereto),

(5)
the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute (a) a Default under the Indenture or (b) a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to (x) such deposit, (y) similar contemporaneous deposits to redeem or defease other Indebtedness and (z) costs related thereto),

(6)
the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)
the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5)(a) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1)
all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)
(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)	the Issuer has paid all sums payable by it under the Indenture, and

(c)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1)	reduce, or change the maturity of, the principal of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)
reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under “—Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)
waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8)	impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(10)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.”; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not materially adversely affect the rights under the Indenture of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act; to provide for the issuance of Additional Notes in accordance with the Indenture; to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to conform the text of the Indenture or the Notes to any provision of this “Description of the Notes” to the extent such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

US Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition; provided, however, that Indebtedness of such acquired Person which is redeemed or otherwise repaid at the time of or substantially contemporaneously with the consummation of the transactions by which such acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Indebtedness.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of-

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of

(a)
the present value at such redemption date of (i) the redemption price of the note at July 15, 2015 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on the note through July 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“asset” means any asset or property.

“Asset Acquisition” means

(1)
an Investment by the Issuer or any Restricted Subsidiary in or for the purchase of any other Person (whether by merger, consolidation or purchase or exchange of Equity Interests) if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

(2)
the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division, business unit or line of business of any other Person (including any assets of an Affiliate of a Person being acquired and used or held for use by the Person (or division, business unit or line of business) being acquired).

“Asset Sale” means (A) any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Guarantor (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business, or (B) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary).

For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.”;

(3)	Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations on Restricted Payments”;

(4)	the creation of or realization on any Lien permitted under the Indenture;

(5)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6)
sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

(7)	a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(8)
any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million;

(9)	the issuance or sale of Equity Interests of the Issuer; and

(10)	any disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business.

“Attributable Indebtedness” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bank Product Obligations” means Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards, ACH transactions, and cash management transactions.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the Obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such Obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)
marketable direct obligations issued or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2)
demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)
commercial paper maturing no more than 360 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4)
repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

(5)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(6)
in the case of any Foreign Subsidiary: (a) direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Subsidiary is organized or is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof), (b) of the type and maturity described in clauses (1) through (5) above of foreign obligors, which obligations or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (1) through (5) above of foreign obligors (or the parents of such obligors), which obligations or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (6)(b) but which are, in the reasonable judgment of the Issuer, comparable in investment quality to such obligations and obligors (or the parents of such obligors); and

(7)	money market or other mutual funds at least 95% of whose assets comprise securities of the types described in clauses (1) through (6) above.

“Change of Control” means the occurrence of any of the following events:

(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 35% or more of the voting power of the total outstanding Voting Stock of the Issuer;

(2)
during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with or as replaced by any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3)
(a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(4)	the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of:

(1)	Consolidated Net Income; plus

(2)
in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders;

(a)	Consolidated Income Tax Expense;

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);

(c)	Consolidated Depreciation Expense;

(d)	Consolidated Interest Expense;

(e)
any unusual or nonrecurring fees, cash charges and other cash expenses for such period (A) made or incurred by the Issuer and its Restricted Subsidiaries in connection with any acquisition or investment not prohibited by the Indenture, including severance, relocation and facilities closing costs, including any earnout payments, whether or not accounted for as such, that are paid, accrued or reserved for within 365 days of such transaction, or (B) incurred in connection with the issuance of Equity Interests or Indebtedness; and

(f)	all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period.

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)
the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)
the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four- Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)
any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including, without duplication, any pro forma effect as provided in the immediately succeeding paragraph) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale or Asset Acquisition and the amount of Consolidated Cash Flow relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that any such pro forma calculations may include the annualized amount of operating expense reductions for such period resulting from such Asset Sale or Asset Acquisition that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) and which operating expense reductions are reasonably expected to be realized within the twelve month period following such transaction or (C) for which the steps necessary for realization are reasonably expected to be taken within the six month period following such transaction and which operating expense reductions are reasonably expected to be realized within the twelve month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s Chief Financial Officer and another Officer of the Issuer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)
interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)
if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)
notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, net of interest earned on cash and Cash Equivalents (other than payment-in-kind interest), determined on a consolidated basis in accordance with GAAP and including, without duplication:

(1)	imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2)	commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3)	the net costs associated with Hedging Obligations related to interest rates;

(4)	amortization of debt discount or premium (other than debt extinguishment costs);

(5)	the interest portion of any deferred payment obligations;

(6)	capitalized interest;

(7)
the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

(8)	all interest payable with respect to discontinued operations; and

(9)	all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)
the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or, subject to clause (3) below, any Restricted Subsidiary during such period;

(2)
except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)
for purposes of calculating the Restricted Payment Basket only, the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4)
for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5)
other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6)	gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)	unrealized gains and losses with respect to Hedging Obligations;

(8)	the cumulative effect of any change in accounting principles;

(9)
other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period; and

(10)	any non-cash charges relating to the amortization of intangibles resulting from the application of FAS 141.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “— Certain Covenants — Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Secured Debt Ratio” means, as of any date of determination (the “Determination Date”) the ratio of (a) the sum of (x) the aggregate amount of Secured Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Determination Date (excluding any Hedging Obligations with respect thereto) and (y) $300 million (less (A) any Secured Indebtedness outstanding on the Determination Date which was incurred pursuant to clause (1) of “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock” and (B) the amount by which the availability of such clause (1) was permanently reduced by the application of Net Available Proceeds from Asset Sales) to (b) Consolidated Cash Flow for the most recently ended four consecutive fiscal quarters for which internal financial statements are available prior to the Determination Date (the “Reference Period”). For purposes of making the computation referred to above, the Consolidated Secured Debt Ratio shall be calculated, if applicable, on a pro forma basis in respect of clauses (a) and (b) thereof as are appropriate and consistent with the pro forma adjustments set forth in the definition of Consolidated Interest Coverage Ratio.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock.”

“Credit Agreement” means the credit agreement dated as of October 11, 2010 among the Issuer, the guarantors named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders from time to time party thereto, including any notes, letters of credit, guarantees, collateral and security documents, instruments and other agreements executed, issued or arranged in connection therewith (including Hedging Obligations and Bank Product Obligations incurred in connection therewith), and in each case as amended, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans or letters of credit or other forms of Indebtedness (including debt securities) and, in each case, as such agreements may be amended, refinanced, refunded, replaced or otherwise restructured, in whole or in part from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries as additional borrowers or guarantors, or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments, indentures and other agreements executed, issued or arranged in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and other agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the notes issued in the Exchange Offer pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which (i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary, other than a Foreign Subsidiary, on the Issue Date, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase, option or similar agreements or arrangements dealing with interest rates, currency exchange rates, commodities or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)
all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery or title thereto;

(5)	the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)
all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	all Attributable Indebtedness;

(10)	to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(11)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

Notwithstanding the foregoing, Indebtedness shall not include a government grant and any guaranty of the Issuer or a Restricted Subsidiary required by such grant which obligates the Issuer or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayments); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Issuer or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred 30 days after the time such obligation to repay is triggered.

“Independent Director” means a director of the Issuer who

(1)	is independent with respect to the transaction at issue; and

(2)	does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer).

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest on the Notes.

“Investments” of any Person means:

(1)
all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)
all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)
all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means July 19, 2011.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)	brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2)	provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)
amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)
appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)
as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated as of July 14, 2011, relating to the offering of the Notes.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed on behalf of a Person by two Officers of such Person.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Investment” means (each of which shall be given independent effect in whole or in part):

(1)
Investments by the Issuer or any Restricted Subsidiary in (a) the Issuer or any Restricted Subsidiary or (b) or for the purchase of any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into or is liquidated into, the Issuer or any Restricted Subsidiary;

(2)
loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $5.0 million at any one time outstanding;

(3)	Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(4)	cash and Cash Equivalents;

(5)
accounts and notes receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(6)
Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes;

(7)
(a) Investments received in connection with an Asset Sale that was made in compliance with the covenant described under “— Certain Covenants — Limitations on Asset Sales” and (b) Investments in securities or other assets not constituting Cash Equivalents received in connection with any other disposition of assets not constituting an Asset Sale; provided that in the case of this clause (b), the total consideration received in connection with any such disposition of assets shall be at least equal to the Fair Market Value of the assets being disposed;

(8)	lease, utility and other similar deposits in the ordinary course of business;

(9)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(10)
other Investments made after the Issue Date in an aggregate amount not to exceed $15 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no Investment made in reliance on this clause (10) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Issuer;

(11)	Investments of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date;

(12)	the conversion or contribution of Indebtedness or other obligations from Restricted Subsidiaries, existing as of the Issue Date, to an Equity Interest in the obligor; and

(13)
Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of a Person merged into or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, or consolidation and were in existence on the date of such merger, acquisition, amalgamation or consolidation.

“Permitted Liens” means the following types of Liens:

(1)
Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)
Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and rights to offset and set-off;

(3)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)
judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6)
easements, rights-of-way, zoning restrictions, title irregularities and other similar charges, restrictions or encumbrances in respect of real property which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8)	Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9)
lenders’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the lender or lenders with which such accounts are maintained, securing amounts owing to such lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10)	leases or subleases, and licenses or sublicenses, granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)	Liens securing all of the Notes and Liens securing any Note Guarantee;

(13)	Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(14)	Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date other than Indebtedness described under clause (16) below;

(15)	Liens in favor of the Issuer or a Guarantor;

(16)	Liens securing Indebtedness under the Credit Facilities incurred pursuant to clause (1) of “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock”;

(17)
Liens securing Purchase Money Indebtedness incurred in compliance with and pursuant to clause (7) of the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock”; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18)
Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon and substitutions and replacements thereto) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(19)
Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(20)	Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;

(21)
Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (16), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(22)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23)	Liens securing Indebtedness of up to $10 million outstanding at any time;

(24)
Liens arising in connection with the placement by the Issuer or any Restricted Subsidiary of a reasonable amount of cash (as determined in good faith by the Issuer’s Board of Directors) in escrow against any obligations permitted pursuant to clause (11) of “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock” (other than with respect to obligations incurred or assumed in connection with the acquisition, disposition, issuance or redemption of Equity Interests of the Issuer); and

(25)
Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;” provided that, with respect to Liens securing Obligations permitted under this clause (25), at the time of incurrence and after giving pro forma thereto, the Consolidated Secured Debt Ratio would be no greater than 3.0 to 1.0.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment purchased, constructed or improved at any time after the Issue Date and used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof and fees and other obligations incurred in connection therewith, as amended or otherwise restructured (other than pursuant to a refinancing); provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Issuer.

“redeem” means to redeem, repurchase, purchase, defease (including a covenant defeasance), retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “— Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)
the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred or to be paid in connection with the incurrence of the Refinancing Indebtedness;

(2)	the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3)
if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)	the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) 181 days after the maturity date of the Notes;

(5)
the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)
the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to redeem or refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date by and among the Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, and Goldman, Sachs & Co., as amended and supplemented from time to time.

“Restricted Payment” means any of the following:

(1)
the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)
the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)	any Investment other than a Permitted Investment; or

(4)
any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)
any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in accordance with GAAP.

“Transactions” means (i) the issuance and sale of the Notes, and (ii) the payment of fees and expenses related to the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2015; provided, however, that if the period from the redemption date to July 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

In November 2010, in conjunction with our initial public offering, we repaid $102.4 million of outstanding debt and terminated a credit facility. This facility was replaced with a new senior secured revolving credit facility with Bank of America, N.A., as administrative agent and the other lenders party thereto (the “Senior Secured Revolving Credit Facility”), which following the exercises of the accordion feature in February 2011 and, subsequently in May 2011, and as amended in July 2011 and February 2012 as defined below provides for borrowings of up to $262.5 million. Up to $15.0 million of the Senior Secured Revolving Credit Facility may be in the form of letters of credit, and up to $15.0 million may be in the form of swingline loans. Loans under the Senior Secured Revolving Credit Facility, which terminates in July 2016, will be used to fund our acquisition program (plans) and for general corporate purposes, including permitted acquisitions.

On May 6, 2011, we increased and fully exercised the accordion features of the Senior Secured Revolving Credit Facility. The increase and exercise of the accordion feature increased the committed capacity of the credit facility by $55.0 million, from a total of $245.0 million to a total of $300.0 million. Concurrently with the foregoing, we amended the Senior Secured Revolving Credit Facility to, among other things, (i) permit its maximum senior leverage ratio to temporarily increase from 3.0 to 1 to 3.50 to 1 for the quarters ending June 30 and September 30, 2011 and 3.25 to 1 for the quarter ending December 31, 2011 and 3.0 to 1 thereafter; and (ii) permit the netting of unrestricted domestic cash in excess of $2.5 million but not exceeding $12.5 million against funded indebtedness for purposes of calculating leverage ratios.

On July 7, 2011, we entered into a second amendment to our Senior Secured Revolving Credit Facility (the “Second Amendment”), which became effective simultaneously with the consummation of our private offering of $250.0 million aggregate principal senior notes. The Second Amendment amended the Senior Secured Revolving Credit Facility to, among other things, (i) extend the maturity date of the Senior Secured Revolving Credit Facility from November 2013 to July 2016; (ii) permit the issuance and sale of the Senior Unsecured Notes; (iii) replace the consolidated senior leverage ratio with a consolidated senior secured leverage ratio while permitting the maximum consolidated senior secured leverage ratio to be 3.00 to 1; (iv) permit our maximum consolidated leverage ratio to increase from 3.5 to 1 to 4.75 to 1; (v) reduce the borrowing cost; and (vi) allow us to complete acquisitions with a purchase price of up to $75.0 million (previously $50.0 million) without prior lender consent. The Second Amendment also reduced the aggregate revolving commitments under the Senior Secured Revolving Credit Facility by $37.5 million for a maximum commitment of $262.5 million, subject to our right to increase the aggregate revolving commitments by $37.5 million for a maximum commitment of $300.0 million, so long as we are not in default and we satisfy certain other customary conditions.

On February 27, 2012, we entered into a third amendment to our Senior Secured Revolving Credit Facility (the “Third Amendment”). The Third Amendment amended the Senior Secured Revolving Credit Facility as to the definitions of consolidated fixed charges and consolidated fixed charge coverage ratio and does not permit the consolidated fixed charge coverage ratio as of the end of any fiscal quarter to be less than (i) for an fiscal quarter ending during the period from December 31, 2011 to and including September 30, 2012, 1.75 to 1.00 and (ii) for an fiscal quarter ending thereafter, 2.00 to 1.00.

Our obligations under the Senior Secured Revolving Credit Facility are guaranteed by each of our existing and future direct and indirect domestic subsidiaries, and such obligations are secured by substantially all of the assets of us and our domestic subsidiaries; however, in the case of our foreign subsidiaries, no more than 65% of the capital stock of first-tier subsidiaries shall be pledged, and no assets will be encumbered by liens in favor of our lenders.

Borrowings under the Senior Secured Revolving Credit Facility, as amended, bear interest, at either (i) LIBOR plus the applicable margin or (ii) a base rate (equal to the highest of (a) the federal funds rate plus 0.5%, (b) the Bank of America prime rate and (c) LIBOR (using a one month-period) plus 1.0%), plus the applicable margin, as we elect. The applicable margin means a percentage per annum determined in accordance with the following table:

Pricing Tier	Consolidated Senior Secured Leverage Ratio	Commitment Fee/Unused Line Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
1	³ 2.50 to 1.0	0.50%	3.75%	3.75%	2.75%
2	≥ 2.00 to 1.0 but < 2.50 to 1.0	0.45%	3.50%	3.50%	2.50%
3	≥ 1.50 to 1.0 but < 2.00 to 1.0	0.40%	3.25%	3.25%	2.25%
4	≥ 1.00 to 1.0 but < 1.50 to 1.0	0.35%	3.00%	3.00%	2.00%
5	< 1.00 to 1.0	0.30%	2.75%	2.75%	1.75%

In the event of default, the outstanding indebtedness under the Senior Secured Revolving Credit Facility will bear interest at an additional 2%.

The Senior Secured Revolving Credit Facility contains restrictive covenants, including among other things financial covenants requiring us to not exceed a maximum consolidated senior secured leverage coverage ratio, a maximum total consolidated leverage ratio and to maintain a minimum consolidated fixed charge coverage ratio. The Senior Secured Revolving Credit Facility also restricts our ability (subject to certain exceptions) to incur indebtedness, prepay or amend other indebtedness, create liens, make certain fundamental changes including mergers or dissolutions, pay dividends and make other payments in respect of capital stock, make certain investments, sell assets, change our lines of business, enter into transactions with affiliates and other corporate actions. As of December 31, 2011, the Company was in compliance with the financial covenants in the Senior Secured Revolving Credit Facility.

The Senior Secured Revolving Credit Facility also includes events of default typical of these types of credit facilities and transactions, including, but not limited to, the nonpayment of principal, interest, fees or other amounts owing under the new Senior Secured Revolving Credit Facility, the violation of covenants, the inaccuracy of representations and warranties, cross defaults, insolvency, certain ERISA events, material judgments and change of control. The occurrence of an event of default could result in the lenders not being required to lend any additional amounts and the acceleration of obligations under the new senior secured revolving credit facility, causing such obligations to be due and payable immediately, which could materially and adversely affect us.

As of December 31, 2011, we had $5.0 million outstanding under the Senior Secured Revolving Credit Facility, bearing interest at a rate of 3.00%, resulting in $257.5 million of undrawn commitments (without taking into account $190,000 outstanding under a letter of credit). However, the credit agreement governing our Senior Revolving Credit Facility contains restrictive covenants, including among other things, financial covenants which may limit the amount of borrowings available to us.

Working Capital Facilities

On September 29, 2010, the Company’s indirect wholly-owned subsidiary UKIM entered into a Sales Finance Agreement (the “UKIM SFA”) with Barclays Bank PLC (“Barclays”), pursuant to which Barclays will provide UKIM a working capital facility of up to £5,000,000, subject to the terms and conditions of the UKIM SFA. The working capital facility bears a discount margin of 2.5% over Base Rate (0.5% rate on December 31, 2011) and serves to finance UKIM’s unpaid account receivables. The working capital facility operates on a co-terminus and cross-default basis with other facilities provided by Barclays and with the Senior Secured Revolving Credit Facility. As of December 31, 2011, the Company had $6.6 million outstanding under the working capital facility, resulting in approximately $1.1 million in availability.

On May 12, 2011, the Company’s indirect wholly-owned subsidiary Premex entered into a Sales Finance Agreement (the “Premex SFA”) with Barclays, pursuant to which Barclays will provide Premex a working capital facility of up to £26,500,000, subject to the terms and conditions of the Premex SFA. The working capital facility bears a discount margin of 2.4% over Base Rate (0.5% rate on December 31, 2011) and serves to finance Premex’s unpaid account receivables. The working capital facility operates on a co-terminus and cross-default basis with other facilities provided by Barclays and with the Senior Secured Revolving Credit Facility. As of December 31, 2011, the Company had $32.5 million outstanding under the working capital facility, resulting in approximately $8.5 million in availability.

Seller Notes

As of December 31, 2011, we had approximately $2.65 million of notes outstanding which were incurred in connection with our recent acquisitions. The seller notes are contractually subordinated to the Senior Revolving Credit Facility and rank equally with the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, THE ISSUER HEREBY NOTIFIES YOU THAT:

(A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE U.S. INTERNAL REVENUE CODE;

(B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING WITHIN THE MEANING OF CIRCULAR 230 OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS PROSPECTUS; AND

(C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

    The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Original Notes for Exchange Notes and the ownership and disposition of the Exchange Notes by an initial beneficial owner of the Original Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations resulting from acquiring, holding or disposing of the notes.

 In this discussion, we do not purport to address all of the tax considerations that may be relevant to a particular holder of notes in light of that holder’s circumstances or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities, persons who hold notes through partnerships or other pass-through entities, U.S. expatriates or persons who hold the notes as part of a hedge, a straddle or a conversion transaction within the meaning of Section 1258 of the Code, a constructive sale transaction within the meaning of Section 1259 of the Code, an integrated transaction or other risk reduction transactions, and U.S. holders whose “functional currency” is not the U.S. dollar) that may be subject to special rules. This discussion is limited to initial holders who purchased the Original Notes for cash at the initial offering at the original offering price and who hold the Exchange Notes as capital assets within the meaning of section 1221 of the Code. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any United States tax other than the federal income tax.

                The exchange of the Original Notes for the Exchange Notes in the exchange offer will not constitute a taxable event or exchange for U.S. federal income tax purposes, and thus will have no U.S. federal income tax consequences to holders of Original Notes. The Exchange Notes received pursuant to the exchange offer will be treated as a continuation of the Original Notes. As a result, (1) a holder of notes should not recognize taxable gain or loss as a result of the exchange of Original Notes for Exchange Notes pursuant to this exchange offer, (2) the holding period of the Exchange Notes should include the holding period of the Original Notes surrendered in exchange therefor, and (3) a holder's adjusted tax basis in the Exchange Notes should be the same as such holder's adjusted tax basis in the Original Notes surrendered in exchange therefor.  In addition, the U.S. federal income tax consequences of holding and disposing of the Exchange Notes will be the same as those applicable to the Original Notes.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS OR ANY TAX TREATY.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. We have agreed that, for the period ending on the earlier of 180 days after effectiveness of the Registration Statement of which this prospectus forms a part and the date which a broker-dealer is no longer required to deliver a prospectus  in connection with market-marking activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of Exchange Notes by broker- dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For the period beginning on the date the exchange offer is consummated and ending the earlier of 180 days following the effectiveness of the Registration Statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than dealers’ and brokers’ discounts, commissions and counsel fees and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the Exchange Notes will be passed on for us by Paul Hastings LLP, Atlanta, Georgia.  White and Williams LLP will pass upon certain New Jersey and Pennsylvania legal matters relating to the guarantees. Dinsmore & Shohl LLP will pass upon certain West Virginia legal matters relating to the guarantees.  Butzel Long will pass upon certain Michigan legal matters relating to the guarantees.  Seyfarth Shaw LLP will pass upon certain Massachusetts and Texas legal matters relating to the guarantees.

EXPERTS

The consolidated financial statements and schedule of ExamWorks Group, Inc. and subsidiaries as of December 31, 2010 and 2011 and for each of the years in the three-year period ended December 31, 2011 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Premex Group Limited as of  November 30, 2010 and 2009, and the related consolidated profit and loss accounts and cash flow statements for each of the years in the two-year period ended November 30, 2010  have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ExamWorks Group, Inc. You may also access our reports and proxy statements free of charge at our website, http://www.examworks.com.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its internet website.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2012), as amended by the Form 10-K/A filed with the SEC on March 30, 2012.

•	our Current Report on Form 8-K filed with the SEC on April 3, 2012.
•
the Audited Consolidated Balance Sheets as of November 30, 2010 and 2009 and the related Consolidated Profit and Loss Accounts and Cash Flow Statements for each of the years in the two-year period ended November 30, 2010 of Premex Group Limited and Subsidiaries and the Report of the Independent Auditor related thereto, filed as Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on July 1, 2011.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: ExamWorks Group, Inc., Attention: Investor Relations, 3280 Peachtree Road, N.E., Suite 2625, Atlanta, GA 30305, (404)  952-2400.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company or the initial purchasers. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the company since the date hereof.

$250,000,000

Offer to exchange all outstanding
$250,000,000 principal amount of
9% Senior Unsecured Notes due 2019

for

$250,000,000 principal amount of
9% Senior Unsecured Notes due 2019
registered under the Securities Act of 1933

PROSPECTUS

, 2012

Until                        , 2012, all dealers that effect transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificates and articles of incorporation or organization, certificates of formation, bylaws and operating agreements, each as amended, and any other contractual agreements referred to below in reference to ExamWorks Group, Inc. and the additional registrants.

ExamWorks Group, Inc.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase and maintain insurance with respect to liability incurred by or arising out of their capacity or status as directors and officers, whether or not the corporation could indemnify such person against liability under section 145 (subject to certain limitations). The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of stockholders, or otherwise.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation (or an amendment thereto) to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of the director’s fiduciary duty of care, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL, which provides for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL. Article VI of our bylaws indemnifies the directors and officers to the fullest extent permitted by the DGCL. Such indemnification extends to each person, heir, executor or administrator of such person, who was or is a party, threatened to be made a party to, or involved in any threatened, pending, or completed action, suit or proceeding, including civil, criminal, administrative or investigative, by reason that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification is a contract right that includes the right to be paid by the company expenses, including attorneys' fees, incurred in connection with any such suit or proceeding in advance of its final disposition to the fullest extent permitted by law. Such indemnification also extends to employees and agents of the company by action of our board of directors and to the extent and effect as determined by the board of directors and authorized by the DGCL.

We maintain liability insurance for our officers and directors. Further, we have entered into indemnity agreements with each of our current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our amended and restated certificate of incorporation or our bylaws, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Additional Registrants

California Registrants:  Medical Evaluation Specialists is incorporated under the laws of California.

Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if: (i) in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct of the person was unlawful, and (ii) in the case of any action other than one brought by or in the right of the corporation to procure a judgment in its favor, such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and (iii) in the case of an action by or in the right of the corporation to procure a judgment in its favor, such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made in the case of an action by or in the right of the corporation to procure a judgment in its favor, however, with respect to (i) any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval, or (iii) expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval. The California Corporations Code further provides that a corporation must indemnify a director, officer, employee or agent of the corporation if he or she has been successful on the merits in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith. The indemnification authorized by the California Corporations Code shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights are authorized by an article provision adopted pursuant to the California Corporations Code.

Section 204(a)(10) of the California Corporations Code permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director's duties, except that such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit or is liable for a material financial interest under Section 310, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vii) for authorizing unlawful distributions.

The restated articles of incorporation of Medical Evaluation Specialists provide that no director will be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by California law.  The articles of incorporation also state that the corporation will indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under California law.

The amended and restated bylaws of Medical Evaluation Specialists provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by the California Corporations Code.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charter, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under California law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

Delaware Registrants:

(a)   ExamWorks, Inc., ExamWorks Canada, Inc. and ExamWorks Europe, Inc. are incorporated under the laws of Delaware.

Section 145 of the DGCL provides that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at their request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at their request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and/or purchase indemnity insurance on behalf of its directors and officers. Section 145 also provides that indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, against reasonable expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The DGCL additionally provides that these rights to indemnification and reimbursement or advancement of expenses shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person. Further, the indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

The amended and restated certificate of incorporation of ExamWorks, Inc. and the certificates of incorporation of ExamWorks Canada, Inc. and ExamWorks Europe, Inc. provide that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the DGCL.  The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the DGCL.

The bylaws of ExamWorks, Inc., ExamWorks Canada, Inc. and ExamWorks Europe, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by the DGCL.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charters, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Delaware law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

(b)   ExamWorks Review Services, LLC, Medicolegal Services, LLC, IME Resources, LLC, CredentialMed, LLC and iSalus, LLC are limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) permits a limited liability company to indemnify any member or manager of the company from and against any and all claims and demands whatsoever.

Section 18-1101 of the DLLCA permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, except that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The restated certificate of formation of ExamWorks Review Services, LLC and the certificates of formation of Medicolegal Services, LLC, IME Resources, LLC, CredentialMed, LLC and iSalus, LLC provide that the company shall to the fullest extent permitted by Section 18-108 of the DLLCA indemnify any persons it has the power to indemnify under Section 18-108 from and against any and all matters.  This right to indemnification is not exclusive of any other rights.

The amended and restated limited liability company agreements of ExamWorks Review Services, LLC, Medicolegal Services, LLC, IME Resources, LLC and CredentialMed, LLC and the limited liability company agreement of iSalus, LLC state that except as expressly provided by the DLLCA, no member or officer shall be personally obligated for the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member or officer of the company.  The agreements also provide that the members and officers shall be entitled to indemnification from the company to the fullest extent permitted by law for, and no member or officer of the company shall be liable to the company or any other person who has an interest in or claim against the company for, any loss, damage or claim incurred because of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such member’s or officer’s authority under the agreement, except that the member or officer shall be liable for, and shall not be indemnified for, gross negligence or willful misconduct.  The foregoing indemnity is limited to the extent of company assets.  The exculpation and indemnification requirements survive termination of the agreement.

Illinois Registrants:  Network Medical Review Company, Ltd.; Network Medical Management Company, Ltd.; Insurance Appeals, Ltd.; Elite Physicians, Ltd.; and WorkersFirst, Inc. are incorporated under the laws of Illinois.

Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the “Illinois BCA”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.75 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the Corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 8.75 of the Illinois BCA further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois BCA.

The amended and restated articles of incorporation of Network Medical Review Company, Ltd., Network Medical Management Company, Ltd., Insurance Appeals, Ltd., Elite Physicians, Ltd. and WorkersFirst, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the Illinois BCA.  The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the Illinois BCA.

The amended and restated bylaws of Network Medical Review Company, Ltd., Network Medical Management Company, Ltd., Insurance Appeals, Ltd., Elite Physicians, Ltd. and WorkersFirst, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by law.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charters, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Illinois law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

Massachusetts Registrants:  Medical Evaluation Specialists-Massachusetts, Inc. is incorporated under the laws of Massachusetts.

Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02, which authorizes a corporation to limit or eliminate a director's personal liability for damages for breach of fiduciary duty except for (i) breach of the duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) improper distributions; or (iv) any transaction from which the director derived an improper personal benefit. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.  Section 8.52 requires corporations to indemnify a director who was wholly successful in the defense of such a proceeding against reasonable expenses.

The restated articles of organization of Medical Evaluation Specialists – Massachusetts, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the Massachusetts Business Corporation Act.  The articles of organization also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the Massachusetts Business Corporation Act.

The amended and restated bylaws of Medical Evaluation Specialists-Massachusetts, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by law.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charter, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Massachusetts law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

Michigan Registrants:

(a)           MLS Group of Companies, Inc., MES Group, Inc. and Medical Evaluation Specialists, Inc. are incorporated under the laws of Michigan.

Sections 561 through 571 of the Michigan Business Corporation Act ("MBCA") contain provisions governing the indemnification of directors and officers by Michigan corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party to is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful in on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. Under the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a directors, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meeting the standard of conduct, which undertaking need not be secured.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation's articles of incorporation, bylaws, or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided under the MBCA continues as to a person who ceases to be a director, officer, employee, or agent. Additionally, the MBCA permits a corporation to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the corporation, whether or not such liabilities would be within the above indemnification provisions.

The restated articles of incorporation of MLS Group of Companies, Inc., MES Group, Inc. and Medical Evaluation Specialists, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the MBCA.  The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the MBCA.

The amended and restated bylaws of MLS Group of Companies, Inc., MES Group, Inc., and Medical Evaluation Specialists, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by law.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charters, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Michigan law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

(b)           Registrant IME Software Solutions, LLC is a limited liability company organized under the laws of Michigan.

Section 501 of the Michigan Limited Liability Company Act states that unless otherwise provided by law or in an operating agreement, managers and members of a limited liability company are not liable for the acts, debts or obligations of the company.  Pursuant to Section 404 of the Michigan Limited Liability Company Act, managers must discharge their duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the manager reasonably believes to be in the best interests of the company.  Section 404 exculpates managers from liability for acts or omissions as manager if the manager performs the duties of his or her office in compliance with Section 404.  Section 407 of the Michigan Limited Liability Company Act allows the company, through its articles of organization or operating agreement, to limit a manager’s monetary liability to the company or its members for breach of any duty under Section 404, except for (a) receipt of a financial benefit to which the manager is not entitled, (b) voting or assenting to a distribution in violation of the operating agreement or the Michigan Limited Liability Company Act, (c) a knowing violation of law, or (d) an act or omission occurring before the date of effectiveness of the limitation on liability.

Section 216 of the Michigan Limited Liability Company Act authorizes the company to indemnify, hold harmless, and defend a member, manager or other person from and against any and all losses, expenses, claims and demands sustained by that person, subject to any provisions to the contrary in the operating agreement and subject to the foregoing exceptions under Section 407.  Section 216 also authorizes the company to purchase and maintain insurance on behalf of a member or manager against any liability or expense asserted against or incurred by that person, whether or not the company may indemnify that person.

The articles of organization of IME Software Solutions, LLC do not expressly address the liability or indemnification of officers or directors.  The amended and restated operating agreement of IME Software Solutions, Inc. provides that the member shall not be liable for monetary damages to the company for any breach of the member’s duties except for receipt of a financial benefit to which the member is not entitled, voting for or assenting to a distribution to the member in violation of the operating agreement or the Michigan Limited Liability Company Act, or a willful violation of the law.  The operating agreement also provides that unless otherwise provided by law or expressly assumed, no member shall be liable for the acts, debts or liabilities of the company, and the company shall indemnify the member from and against any claims, losses, liabilities, damages or expenses, including attorneys fees, incurred by the member as a result of or in connection with any pending or threatened formal or informal civil, criminal, administrative or investigative legal proceeding that the member is made or threatened to be made a party to because of its status as member, subject to the following limitations: (a) indemnification shall not apply to any proceeding brought by or in the right of the company; (b) the right to indemnification depends on the member having acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, in a manner the member reasonably believed to be in the best interests of the company and, with respect to a criminal proceeding, the member had no reasonable cause to believe that the conduct was unlawful; and (c) indemnification shall not extend to any proceeding based upon the member’s receipt of any financial benefit the member was not legally entitled to, any proceeding based upon the affirmative vote of the member to any distribution to the member in violation of the operating agreement or the Michigan Limited Liability Company Act or any proceeding involving a willful violation by the member of any provision of law.  The right to indemnification extends to actual and reasonable expenses, including attorneys fees, incurred by the member in connection with any proceeding brought to enforce the company’s obligations with respect to indemnification.  Unless ordered by a court of competent jurisdiction, the foregoing indemnification shall be made only upon a determination that indemnification is proper in the specific case because the member met the applicable standards of conduct and that the expenses and amounts paid in settlement are reasonable.

New Jersey Registrants:

(a)           Florida Medical Specialists, Inc. is incorporated under the laws of New Jersey.

Section 14A:3-5 of the New Jersey Business Corporation Act authorizes a corporation to indemnify a corporate agent against expenses, and in a proceeding other than one by or in the right of the corporation, against liabilities, in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent (i) acted in good faith and (ii) in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (iii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe such corporate agent's conduct was unlawful.  The corporation may also advance expenses.

The certificate of incorporation of Florida Medical Specialists, Inc. is silent as to liability and indemnification of directors and officers.  The amended bylaws of Florida Medical Specialists, Inc. provide that the corporation shall indemnify any person who was, is, or is threatened to be made a party to any formal or informal threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the person’s service as a director, officer or fiduciary of the corporation, or of another entity at the request of the corporation.  This indemnification includes expenses actually and reasonably incurred, including attorneys fees and (for actions that are not by or in the right of the corporation) judgments, fines and amounts paid in settlement by such person in connection with such proceedings, to the extent the New Jersey Corporation Act permits indemnification of directors.  The bylaws also authorize the board of directors to require officers and agents of the corporation to execute a bond conditioned upon the faithful performance of their duties to the corporation, including responsibility for negligence and for the accounting of corporate property, funds or securities that may be handled by the officer or agent.

(b)           CFO Medical Services, LLC is a limited liability company organized under the laws of New Jersey.

Section 42:2B-23 of the New Jersey Limited Liability Company Act provides that no member or manager of a limited liability company shall be personally obligated for the debts, obligations, or liabilities of the company, or its other members, managers, employees or agents, by reason of being a member or acting as a manager, employee or agent of the limited liability company.  Section 42:2B-31 protects members and managers from liability for relying in good faith on the records of the company and other information, opinions reports or statements presented to the company if the member or manager reasonably believes the matters are within the presenter’s professional or expert competence and the person has been selected with reasonable care by or on behalf of the company.  Section 42:2B-42 of the New Jersey Limited Liability Company Act imposes liability on members who receive a distribution from the company, knowing that the distribution would result in the company’s liabilities exceeding the fair value of the assets of the company but provides that a member who did not know the distribution would violate Section 42:2B-42 is not liable for the distribution under this subsection.

Sections 42:2B-26 (performance of members) and 42:2B-30 (performance of managers) allow the company to provide specific penalties or consequences for a member’s or manager’s noncompliance with the operating agreement, but if none are provided in the operating agreement, the member or manager shall not be personally liable for failure to perform in accordance with or comply with the terms of the operating agreement or for any other reason except in the case of gross negligence or willful misconduct.  Sections 42:2B-26 and 42:2B-30 further states that the operating agreement may, in any event, eliminate or limit the personal liability of the member or manager for such failure to perform or to comply or for such other reason.  Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that, subject to any standards and restrictions in the operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The amended and restated certificate of formation of CFO Medical Services, LLC provides that no member or manager (or their officers, directors, members and managers) shall be personally liable to the company or any holder of the company’s membership interests for monetary damages for breach of fiduciary duty, except to the extent required by the New Jersey Limited Liability Company Act.  The certificate of formation further states that the company shall, to the fullest extent permitted by the New Jersey Limited Liability Company Act, indemnify its members and managers (and their officers, directors, members and managers) against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions).

The second amended and restated operating agreement of CFO Medical Services, LLC states that the manager is not liable to the company for any action taken in managing the business or affairs of the company if the manager performs the duties of its office in compliance with the standards required by law and in a manner it believes in good faith to be in the best interests of the company and with such care as an ordinary prudent person in a like position would exercise under similar circumstances.  The manager will not be liable to the company for any loss or damage sustained by the company except for (i) that resulting from intentional misconduct or knowing violation of law or (ii) a transaction for which the manager received a personal benefit in violation or breach of the provisions of the agreement.  The operating agreement further provides that the company shall indemnify the manager to the fullest extent permitted under the New Jersey Limited Liability Company Act and make advances for expenses with respect to such matters to the maximum extent permitted by law.  The company shall also indemnify officers and other agents to the fullest extent permitted by law if the manager approves indemnification in any given situation.  The operating agreement also states that no member shall be personally liable for any debts or losses of the company beyond its capital contribution, except as provided by law (relating to liability for wrongful distributions), and the member’s liability shall be limited as set forth in the agreement, the New Jersey Limited Liability Company Act and other applicable law.

New York Registrants:

(a)           MES Management Services, Inc. and Marquis Medical Administrators, Inc. are incorporated under the laws of New York.

Sections 721 and 722 of the New York Business Corporation Law provide that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation), whether civil or criminal, by reason of the fact that he was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith and for a purpose which he reasonably believed to be in the best interests of the corporation (or if serving for another entity, not opposed to the interests of the corporation) and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.  The corporation may also indemnify such a person in a proceeding by or in the right of the corporation against amounts paid in settlement or reasonable expenses if such person meets the foregoing standard, except that no indemnification shall be made for a settled proceeding or one in which the person was adjudged liable to the corporation unless, and only to the extent, the court determines such person is fairly and reasonably entitled to indemnification based on the circumstances.  The indemnification provisions of the New York Business Corporation Law are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation's certificate of incorporation, bylaws, a resolution of its shareholders or board of directors, or in an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The restated certificate of incorporation of MES Management Services, Inc. provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the New York Business Corporation Law.  The certificate of incorporation also states that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the New York Business Corporation Law.

The amended and restated bylaws of MES Management Services, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by law.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charter, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under New York law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

The certificate of incorporation of Marquis Medical Administrators, Inc. eliminates the personal liability of directors or shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained a financial profit or other advantage to which he was not legally entitled, or that his acts violated Section 719 of the New York Business Corporation Law.  The amended certificate of incorporation further provides that, except as required by law, the directors and officers of the corporation, or a company to which the corporation is a successor in interest by merger, consolidation or acquisition, shall be indemnified for any claim, payment or expense incurred while performing in good faith any act or duty reasonably believed to be in the best interests of the corporation.  The bylaws of Medical Administrators, Inc. do not expressly address the liability or indemnification of officers and directors.

(b)           ExamWorks Evaluations of New York, LLC and DDA Management Services, LLC are limited liability companies organized under the laws of New York.

Section 609 of the New York Limited Liability Company Act states that members and managers of a limited liability company are not liable for any debts, obligations or liabilities of the company or each other, whether arising in tort, contract or otherwise, solely by reason of being a member, manager or agent, acting (or omitting to act) in such capacities or participating in the conduct of the business of the company.  Notwithstanding the foregoing, the company may impose liability on all or specified members by including a statement to that effect in the articles of organization if the members specifically consent to such liability.  Section 417 of the New York Limited Liability Company Act authorizes the company, through its operating agreement, to eliminate or limit the personal liability of managers to the company or its members for damages for any breach of duty in such capacity except for liability for acts or omissions prior to adoption of the limitation of liability and except if a judgment or other final adjudication establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or with respect to a distribution, his or her acts were not performed in accordance with Section 508 (limitations on distributions) or 409 (duties of managers).

Section 420 of the New York Limited Liability Company Act states that, subject to any standards and restrictions in the operating agreement, the company may indemnify and hold harmless and advance expenses to any member, manager or other person, or any testator or intestate of such persons, from and against any and all claims and demands whatsoever, except that the person may not be indemnified if a judgment or other final adverse adjudication establishes (a) that the person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that the person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The articles of organization of ExamWorks Evaluations of New York, LLC and the amended articles of organization of DDA Management Services, LLC provide that the company shall indemnify and hold harmless each member of such company from and against all claims and demands to the maximum extent permitted under the New York Limited Liability Company Law.

The amended and restated operating agreements of ExamWorks Evaluations of New York, LLC and DDA Management Services, LLC state that except as expressly provided by the New York Limited Liability Company Act, no member or officer shall be personally obligated for the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member or officer of the company.  The agreement also provides that the members and officers shall be entitled to indemnification from the company to the fullest extent permitted by law for, and no member or officer of the company shall be liable to the company or any other person who has an interest in or claim against the company for, any loss, damage or claim incurred because of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such member or officer’s authority under the agreement, except that the member or officer shall be liable for, and shall not be indemnified for, gross negligence or willful misconduct.  The foregoing indemnity is limited to the extent of company assets.  The exculpation and indemnification requirements survive termination of the agreement.

Pennsylvania Registrants:  Medical Evaluation Specialists, Inc. is incorporated under the laws of Pennsylvania.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company.  Pursuant to Sections 1741 and 1742, a corporation may indemnify a person who was or is a party to a proceeding (other than one by or in the right of the corporation) by reason of the person's service as a representative of the corporation, or as a representative of another entity if serving at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.  A corporation may also indemnify such a person against expenses in a proceeding by or in the right of the corporation if such person meets the foregoing standard, except that where such person is adjudged liable to the corporation, he shall only be indemnified to the extent a court deteremines is fair and reasonable under the circumstances.  To the extent a person is successful in defending the foregoing actions, the corporation must indemnify him for reasonable expenses.

The restated articles of incorporation of Medical Evaluation Specialists, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the Pennsylvania Business Corporation Law.  The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the Pennsylvania Business Corporation Law.

The amended and restated bylaws of Medical Evaluation Specialists, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by law.  The right to indemnification is a contract right and is not exclusive of any other right.  Like the charter, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Pennsylvania law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

Texas Registrants: Lone Start Consulting Services, Inc., Southwest Medical Examination Services, Inc., Pacific Billing Services, Inc. and Diagnostic Imaging Institute, Inc. are incorporated under the laws of Texas.

Sections 8.051 and 8.101 to 8.102 of the Texas Business Organizations Code provide that any governing person of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as a governing person; provided that: (1) he conducted himself in good faith; and (2) he reasonably believed that, in the case of conduct in his official capacity, such conduct was in the corporation's best interests, and, in all other cases, that such conduct was at least not opposed to the corporation's best interests; and (3) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify a governing person respect of a proceeding in which he is found liable on the basis that personal benefit was improperly received by him, or in which he is found liable to the corporation, but the indemnification is limited to reasonable expenses actually incurred by him in connection with the proceeding and shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. If a governing person is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Section 7.001 of the Texas Business Organizations Code provides that the articles of incorporation of a corporation may provide that governing persons are not liable, or are liable only to the extent provided by the articles of incorporation, to the corporation for monetary damages for an act or omission by the person in the person's capacity as a governing person found liable for (i) a breach of the person's duty of loyalty, if any, to the corporation or the stockholders, (ii) an act or omission not in good faith that either constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person's duties, or (iv) an act or omission for which the liability of a person is expressly provided by an applicable statute.

The amended and restated certificate of formation of Lone Star Consulting Services, Inc. provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the Texas Business Organizations Code.  The certificate of formation also states that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the Texas Business Organizations Code.

The amended certificate of incorporation of Southwest Medical Examination Services, Inc. does not expressly address liability or indemnification of officers and directors.

The certificate of formation of Pacific Billing Services, Inc. states that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages resulting from an act or omission in his capacity as a director of the corporation, except as expressly provided by statute.

The articles of incorporation of Diagnostic Imaging Institute, Inc. provide that the current and former directors and officers of the corporation and all persons who may have served at the corporation’s request as a director or officer of another corporation in which the corporation owns shares of capital stock or of which the corporation is a creditor shall be indemnified against expenses actually and necessarily incurred by them in connection with the defense of any threatened, pending, or completed action, suit or proceeding in which they are made a party by reason of such status as a director or officer, except if such director or officer shall be adjudged in such proceeding to be liable for negligence or misconduct.  This right to indemnification is non-exclusive and includes reimbursement of expenses incurred in settlement of such proceeding if settlement or a plea of nolo contendere (or similar plea) appears to be in the interest of the corporation in the opinion of the corporation’s counsel.

The amended and restated bylaws of Lone Star Consulting Services, Inc., the second restated bylaws of Southwest Medical Examination Services, Inc. and Diagnostic Imaging Institute, Inc. and the restated bylaws of Pacific Billing Services, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law.  The right to indemnification also includes the right to advancement of expenses, including attorneys fees, incurred in connection with such a proceeding, to the fullest extent authorized by law.  The right to indemnification is a contract right and is not exclusive of any other right.  The bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law.  The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Texas law.  The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

West Virginia Registrants: Ricwel of West Virginia, LLC is a limited liability company organized under the laws of West Virginia.

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member that gives rise to an obligation of a limited liability company under the foregoing circumstances constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The articles of organization of Ricwel of West Virginia, LLC state that the members or managers are not personally liable for a debt, obligation or liability of the company solely by being or acting as a member or manager.

The amended and restated LLC operating agreement of Ricwel of West Virginia, LLC states that the manager is not liable to the company for any action taken in managing the business or affairs of the company if the manager performs the duties of its office in compliance with the standards required by law and in a manner it believes in good faith to be in the best interests of the company and with such care as an ordinary prudent person in a like position would exercise under similar circumstances.  The manager will not be liable to the company for any loss or damage sustained by the company except for (i) that resulting from intentional misconduct or knowing violation of law or (ii) a transaction for which the manager received a personal benefit in violation or breach of the provisions of the agreement.  The operating agreement further provides that the company shall indemnify the manager to the fullest extent permitted under the West Virginia Limited Liability Company Act and make advances for expenses with respect to such matters to the maximum extent permitted by law.  The company shall also indemnify officers and other agents to the fullest extent permitted by law if the manager approves indemnification in any given situation.  The operating agreement also states that no member shall be personally liable for any debts or losses of the company beyond its capital contribution, except as provided by law (relating to liability for wrongful distributions), and the member’s liability shall be limited as set forth in the agreement, the West Virginia Limited Liability Company Act and other applicable law.

Item 21.  Exhibits and Financial Statement Schedules.

(b)           Exhibits.

Exhibit Number	Title
2.1
Agreement and Plan of Merger, dated June 23, 2010, by and among ExamWorks Group, Inc., ExamWorks, Inc. and ExamWorks Merger Sub, Inc. (filed as Exhibit 2.1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

2.2
Stock Purchase Agreement dated as of January 11, 2011, by and among ExamWorks Group, Inc., ExamWorks, Inc., MES Group, Inc., George C. Turek and the minority shareholders of MES Group, Inc. set forth therein (filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on January 13, 2011 and incorporated by reference herein).

2.3*
Agreement for the sale and purchase of the entire issued share capital of Premex Group Limited dated May 10, 2011, among ExamWorks Group, Inc., ExamWorks UK Ltd. and the shareholders of Premex Group Limited set forth therein (filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on May 13, 2011 and incorporated by reference herein).

2.4*
Tax Deed dated May 10, 2011, relating to the sale and purchase of the entire issued share capital of Premex Group between ExamWorks UK Ltd. And Covenantors set forth therein (filed as Exhibit 2.2 to Form 8-K filed with the Securities and Exchange Commission on May 13, 2011 and incorporated by reference herein).

3.1.1	Amended and Restated Certificate of Incorporation of ExamWorks (incorporated by reference to Exhibit 3.1 to Form 10-K filed March 11, 2011).
3.1.2	Amended and Restated Bylaws of ExamWorks (incorporated by reference to Exhibit 3.2 to Form 10-K filed March 11, 2011).
3.2.1	Amended and Restated Certificate of Incorporation of ExamWorks, Inc.
3.2.2	Bylaws, as amended, of ExamWorks, Inc.
3.3.1	Certificate of Incorporation of ExamWorks Canada, Inc.
3.3.2	Bylaws of ExamWorks Canada, Inc.
3.4.1	Certificate of Incorporation of ExamWorks Europe, Inc.
3.4.2	Bylaws of ExamWorks Europe, Inc.
3.5.1	Articles of Incorporation, as amended, of Southwest Medical Examination Services, Inc.
3.5.2	Second Restated Bylaws of Southwest Medical Examination Services, Inc.
3.6.1	Articles of Incorporation of Diagnostic Imaging Institute, Inc.
3.6.2	Second Restated Bylaws of Diagnostic Imaging Institute, Inc.
3.7.1	Certificate of Formation of Pacific Billing Services, Inc.
3.7.2	Restated Bylaws of Pacific Billing Services, Inc.
3.8.1	Certificate of Incorporation, as amended, of Marquis Medical Administrators, Inc.
3.8.2	By-Laws of Marquis Medical Administrators, Inc.
3.9.1	Certificate of Incorporation, as amended, of Florida Medical Specialists, Inc.
3.9.2	By-Laws, as amended, of Florida Medical Specialists, Inc.
3.10.1	Amended and Restated Certificate of Formation of CFO Medical Services, LLC
3.10.2	Second Amended and Restated Operating Agreement of CFO Medical Services, LLC
3.11.1	Articles of Organization of IME Software Solutions, LLC
3.11.2	Amended and Restated Operating Agreement of IME Software Solutions, LLC

3.12.1	Restated Certificate of Formation of ExamWorks Review Services, LLC
3.12.2	Amended and Restated Limited Liability Company Agreement of ExamWorks Review Services, LLC
3.13.1	Articles of Organization of Ricwel of West Virginia, LLC
3.13.2	Amended and Restated LLC Operating Agreement of Ricwel of West Virginia, LLC
3.14.1	Articles of Organization of ExamWorks Evaluations of New York, LLC
3.14.2	Amended and Restated Operating Agreement of ExamWorks Evaluations of New York, LLC
3.15.1	Amended and Restated Articles of Incorporation of Network Medical Review Company, Ltd.
3.15.2	Amended and Restated Bylaws of Network Medical Review Company, Ltd.
3.16.1	Amended and Restated Articles of Incorporation of Network Medical Management Company, Ltd.
3.16.2	Amended and Restated Bylaws of Network Medical Management Company, Ltd.
3.17.1	Amended and Restated Articles of Incorporation of Elite Physicians, Ltd.
3.17.2	Amended and Restated Bylaws of Elite Physicians, Ltd.
3.18.1	Amended and Restated Articles of Incorporation of Insurance Appeals, Ltd.
3.18.2	Amended and Restated Bylaws of Insurance Appeals, Ltd.
3.19.1	Amended and Restated Articles of Incorporation of WorkersFirst, Inc.
3.19.2	Amended and Restated Bylaws of WorkersFirst, Inc.
3.20.1	Restated Articles of Incorporation of MES Group, Inc.
3.20.2	Amended and Restated Bylaws of MES Group, Inc.
3.21.1	Restated Articles of Incorporation of Medical Evaluation Specialists, Inc.
3.21.2	Amended and Restated Bylaws of Medical Evaluation Specialists, Inc.
3.22.1	Restated Articles of Incorporation of Medical Evaluation Specialists
3.22.2	Amended and Restated Bylaws of Medical Evaluation Specialists
3.23.1	Restated Articles of Organization of Medical Evaluation Specialists-Massachusetts, Inc.
3.23.2	Amended and Restated Bylaws of Medical Evaluation Specialists-Massachusetts, Inc.
3.24.1	Articles of Incorporation of Medical Evaluation Specialists, Inc.
3.24.2	Amended and Restated Bylaws of Medical Evaluation Specialists, Inc.
3.25.1	Restated Certificate of Incorporation of MES Management Services, Inc.
3.25.2	Amended and Restated Bylaws of MES Management Services, Inc.
3.26.1	Amended and Restated Certificate of Formation of Lone Star Consulting Services, Inc.
3.26.2	Amended and Restated Bylaws of Lone Star Consulting Services, Inc.
3.27.1	Articles of Organization, as amended, of DDA Management Services, LLC
3.27.2	Amended and Restated Operating Agreement of DDA Management Services, LLC
3.28.1	Restated Articles of Incorporation of MLS Group of Companies, Inc.
3.28.2	Amended and Restated Bylaws of MLS Group of Companies, Inc.
3.29.1	Certificate of Formation of Medicolegal Services, LLC
3.29.2	Amended and Restated Limited Liability Company Agreement of Medicolegal Services, LLC
3.30.1	Certificate of Formation of IME Resources, LLC
3.30.2	Amended and Restated Limited Liability Company Agreement of IME Resources, LLC
3.31.1	Certificate of Formation of CredentialMed, LLC
3.31.2	Amended and Restated Limited Liability Company Agreement of CredentialMed, LLC
3.32.1	Certificate of Formation of iSalus, LLC
3.32.2	Limited Liability Company Agreement of iSalus, LLC
4.1
Form of Common Stock Certificate of ExamWorks (filed as Exhibit 4.1 to Amendment No. 3 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 21, 2010 and incorporated by reference herein).

4.2
Indenture dated July 19, 2011, by and among ExamWorks Group, Inc., the Guarantors party thereto, and U.S. Bank, National Association, as Trustee (including Form of 9% Senior Unsecured Note Due 2019) (filed as Exhibit 4.1 to Form 8-K filed with the Securities and Exchange Commission on July 22, 2011 and incorporated by reference herein).

4.3
Registration Rights Agreement dated July 19, 2011 by and among ExamWorks Group, Inc., the Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers (filed as Exhibit 4.2 to Form 8-K filed with the Securities and Exchange Commission on July 22, 2011 and incorporated by reference herein).

4.4	Form of 9% Senior Unsecured Exchange Note Due 2019 and Form of Exchange Guarantee (issuable in connection with the Exchange offer)
5.1	Opinion of Paul Hastings LLP
5.2	Opinion of White and Williams LLP
5.3	Opinion of Dinsmore & Shohl LLP
5.4	Opinion of Butzel Long
5.5	Opinion of Seyfarth Shaw

10.1.1+
Loan and Security Agreement dated as of December 18, 2009, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.1 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.2+
Consent and First Amendment to Loan and Security Agreement, dated as of December 31, 2009, by and among ExamWorks, Inc. and its subsidiaries party thereto in favor of Fifth Third Bank (filed as Exhibit 10.1.2 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.3+
Consent and Second Amendment to Loan and Security Agreement, dated as of December 31, 2009, by and among ExamWorks, Inc. and its subsidiaries party thereto in favor of Fifth Third Bank, as the administrative agent for the lenders party thereto (filed as Exhibit 10.1.3 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.4+
Consent and Third Amendment to Loan and Security Agreement, dated as of December 31, 2009, by and among ExamWorks, Inc. and its subsidiaries party thereto in favor of Fifth Third Bank, as the administrative agent for the lenders party thereto (filed as Exhibit 10.1.4 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.5+
Consent and Fourth Amendment to Loan and Security Agreement, dated as of December 31, 2009, by and among ExamWorks, Inc. and its subsidiaries party thereto in favor of Fifth Third Bank, as the administrative agent for the lenders party thereto (filed as Exhibit 10.1.5 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.6+
Consent and Fifth Amendment to Loan and Security Agreement, dated as of January 19, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.6 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.7
Consent Agreement to Loan and Security Agreement, dated as of March 12, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.7 to Amendment No. 4 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 26, 2010 and incorporated by reference herein).

10.1.8
Second Consent Agreement to Loan and Security Agreement, dated as of March 15, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.8 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.9
Third Consent Agreement to Loan and Security Agreement, dated as of March 15, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.9 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.10
Fourth Consent Agreement to Loan and Security Agreement, dated as of March 26, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.10 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.11
Sixth Amendment to Loan and Security Agreement, dated as of April 26, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank and Bank of America (filed as Exhibit 10.1.11 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.1.12
Seventh Amendment to Loan and Security Agreement dated as of June 10, 2010, by and among ExamWorks, Inc. and its subsidiaries party thereto in favor of Fifth Third Bank, as the administrative agent for the lenders party thereto (filed as Exhibit 10.1.12 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.1.13
Eighth Amendment to Loan and Security Agreement, dated as of June 23, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.13 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.1.14+
Ninth Amendment to Loan and Security Agreement, dated as of June 30, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, ExamWorks Canada, Inc., Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.14 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.15
Fifth Consent Agreement to Loan and Security Agreement, dated as of August 6, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, ExamWorks Canada, Inc., Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.15 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.16+
Tenth Amendment to Loan and Security Agreement, dated as of August 6, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, ExamWorks Canada, Inc., Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.16 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.17
Eleventh Amendment to Loan and Security Agreement, dated as of September 1, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.17 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.18+
Twelfth Amendment to Loan and Security Agreement, dated as of September 7, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, ExamWorks Europe, Inc., Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.18 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.1.19
Sixth Consent Agreement to Loan and Security Agreement, dated as of October 1, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, ExamWorks Canada, Inc., ExamWorks Europe, Inc., Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.19 to Amendment No. 2 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 13, 2010 and incorporated by reference herein).

10.1.20
Consent under Loan and Security Agreement, dated as of October 11, 2010, by and among ExamWorks, Inc., its subsidiaries party thereto, ExamWorks Canada, Inc., Fifth Third Bank, Bank of America and General Electric Capital Corporation (filed as Exhibit 10.1.20 to Amendment No. 2 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 13, 2010 and incorporated by reference herein).

10.2.1++
Amended and Restated 2008 Stock Incentive Plan of the Registrant, effective as of July 12, 2010 (filed as Exhibit 10.2.1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.2.2++
Form of Stock Option Award Agreement (filed as Exhibit 10.2.2 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.2.3++
Form of Restricted Share Unit Award Agreement (filed as Exhibit 10.2.3 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.2.4++
Form of Restricted Share Award Agreement (filed as Exhibit 10.2.4 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.2.5++
First Amendment to ExamWorks Group, Inc. Amended and Restated 2008 Stock Incentive Plan (filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on August 8, 2011 and incorporated by reference herein).

10.3.1
Stockholders’ Agreement, dated July 14, 2008, by and among ExamWorks Holdings, LLLP, the stockholders party thereto and ExamWorks, Inc. (filed as Exhibit 10.3.1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.3.2
Amendment to Stockholders’ Agreement, effective as of July 14, 2008, by and between ExamWorks Holdings, LLLP and ExamWorks, Inc. (filed as Exhibit 10.3.2 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.3.3
Second Amendment to Stockholders’ Agreement, dated as of March 12, 2010, by and among ExamWorks Inc., ExamWorks Holdings, LLLP and the stockholders party thereto (filed as Exhibit 10.3.3 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.4
Form of Warrant to purchase Common Stock, dated May 7, 2010 (filed as Exhibit 10.4 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.5
Registration Rights Agreement, dated May 7, 2010, by and among ExamWorks, Inc., Broadband Capital Management LLC and the officers and employees of Broadband Capital Management LLC party thereto (filed as Exhibit 10.5 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.6
Form of Investor Rights Agreement between ExamWorks, Inc. and the investors party thereto (filed as Exhibit 10.6 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.7
Form of Indemnification Agreement between the Registrant and its officers and directors (filed as Exhibit 10.7 to Amendment No. 3 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 21, 2010 and incorporated by reference herein).

10.8+
Asset Purchase Agreement, dated June 30, 2010, by and among Direct IME Corp., ExamWorks Group, Inc., Direct IME, Direct IME Inc., Direct IME Occupational Therapy Services Inc., Eleanor Cumiskey and Greg Cumiskey (filed as Exhibit 10.8 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.9+
Asset Purchase Agreement, dated June 30, 2010, by and among SOMA Medical Assessments Corp., ExamWorks Group, Inc., SOMA Medical Assessments Inc., 1495929 Ontario Inc. and Troy Cumiskey (filed as Exhibit 10.9 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

10.10
Monitoring Fee Agreement, dated July 14, 2008, by and between ExamWorks, Inc. and Compass Partners, L.L.C. (“Monitoring Fee Agreement”) (filed as Exhibit 10.10 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.11
Letter Agreement Re: Monitoring Fee Agreement, dated May 29, 2009 (filed as Exhibit 10.11 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.12
Amendment to Monitoring Fee Agreement, dated January 7, 2010 (filed as Exhibit 10.12 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.13
Letters to RedRidge regarding engagement agreement and increases to the Company’s existing credit (filed as Exhibit 10.13 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.14
Form of due diligence letter with RedRidge (filed as Exhibit 10.14 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.15++
Consulting Agreement, dated July 14, 2008, by and between CFO Medical Services, Inc. and Edward M. Decter, M.D. (filed as Exhibit 10.15 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.16++
Consulting Agreement, dated July 14, 2008, by and between CFO Medical Services, Inc. and Steven G. Robbins, M.D. (filed as Exhibit 10.16 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.17++
Administrative Services and Support Agreement, dated July 14, 2008, by and between CFO Medical Services, Inc. and Edward M. Decter, M.D. (filed as Exhibit 10.17 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.18++
Administrative Services and Support Agreement, dated July 14, 2008, by and between CFO Medical Services, Inc. and Steven G. Robbins, M.D. (filed as Exhibit 10.18 to Amendment No. 1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2010 and incorporated by reference herein).

10.19.1
Credit Agreement, dated as of October 11, 2010, among ExamWorks Group, Inc., a Delaware corporation, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., in its capacity as administrative agent (filed as Exhibit 10.19 to Amendment No. 2 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 13, 2010 and incorporated by reference herein).

10.19.2
First Amendment and Consent Agreement dated as of May 6, 2011, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010 (filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on May 10, 2011 and incorporated by reference herein).

10.19.3
Second Amendment to Credit Agreement, dated as of July 7, 2011, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto (filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on July 11, 2011 and incorporated by reference herein).

10.19.4
Third Amendment to Credit Agreement, dated as of February 27, 2012, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto (filed as Exhibit 10.19.4 to Form 10-K filed with the Securities and Exchange Commission on February 29, 2012 and incorporated by reference herein).

10.20
Sales Finance Agreement - Recourse Confidential Invoice Discounting Facility (UK Debts) dated May 12, 2011 by and between Barclays Bank PLC and Premex Services Limited (filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on May 17, 2011 and incorporated by reference herein).

10.21
Amendment Letter, dated May 12, 2011, by and between Barclays Bank PLC and Premex Services Limited (filed as Exhibit 10.2 to Form 8-K filed with the Securities and Exchange Commission on May 17, 2011 and incorporated by reference herein).

10.22
Amendment to Asset Purchase Agreement, dated October 3, 2011, by and among Direct IME Corp., ExamWorks Group, Inc., DAAL Financial (f.k.a. Direct IME), Direct IME Inc., Direct IME Occupational Therapy Services Inc., Eleanor Cumiskey and Greg Cumiskey (filed as Exhibit 10.3 to Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011 and incorporated by reference herein).

10.23
Amendment to Asset Purchase Agreement, dated October 3, 2011, by and among SOMA Medical Assessments Corp., ExamWorks Group, Inc., 1742366 Ontario Limited (f.k.a. SOMA Medical Assessments Inc.), 1495929 Ontario Inc. and Troy Cumiskey (filed as Exhibit 10.3 to Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011 and incorporated by reference herein).

10.24++
Separation and Release Agreement dated May 19, 2011 by and between ExamWorks Group, Inc. and Joshua W. Lemaire (filed as Exhibit 10.1 to Form 8-K filed on May 20, 2011 and incorporated by reference herein).

12.1 21.1	Statement of computation of earnings to fixed charges List of subsidiaries of the Registrant
23.1 23.2 23.3 23.4 23.5 23.6 23.7
Consent of KPMG LLP, Independent Registered Public Accounting Firm
Consent of KPMG LLP, Independent Auditors
Consent of Paul Hastings LLP (contained in Exhibit 5.1)
Consent of White and Williams LLP (contained in Exhibit 5.2)
Consent of Dinsmore Shohl LLP (contained in Exhibit 5.3)
Consent of Butzel Long (contained in Exhibit 5.4)
Consent of Seyfarth Shaw (contained in Exhibit 5.5)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of Trustee under the Indenture
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Registered Holders and Depository Trust Company Participants
99.4	Form of Letter to Clients

*   Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementary copies of any omitted schedules to the Securities and Exchange Commission upon request.
+   Confidential treatment was granted for certain portions which are omitted in the copy of the exhibit electronically filed with the SEC. The omitted information was filed separately with the SEC pursuant to our application for confidential treatment.
++ Denotes management contract or compensatory plan or arrangement.

Item 22.  Undertakings.

Each of the undersigned co-registrants hereby undertakes:

(1)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)           To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)           To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)           To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(8)           That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(9)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned co-registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 3rd of April, 2012.

EXAMWORKS GROUP, INC.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on the 3rd day of April, 2012.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director	April 3, 2012
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director	April 3, 2012
James K. Price	(principal executive officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer	April 3, 2012
J. Miguel Fernandez de Castro	(principal financial and accounting officer)

/s/ Peter B. Bach	Director	April 3, 2012
Peter B. Bach, M.D., MAPP

/s/ Peter M. Graham	Director	April 3, 2012
Peter M. Graham

/s/ J. Thomas Presby	Director	April 3, 2012
J. Thomas Presby

/s/ William A. Shutzer	Director	April 3, 2012
William A. Shutzer

/s/ David B. Zenoff	Director	April 3, 2012
David B. Zenoff

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 3rd of April, 2012.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on the 3rd of April, 2012.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director	April 3, 2012
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director	April 3, 2012
James K. Price	(principal executive officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer	April 3, 2012
J. Miguel Fernandez de Castro	(principal financial and accounting officer)

/s/ Peter B. Bach	Director	April 3, 2012
Peter B. Bach, M.D., MAPP

/s/ Peter M. Graham	Director	April 3, 2012
Peter M. Graham

/s/ J. Thomas Presby	Director	April 3, 2012
J. Thomas Presby

/s/ William A. Shutzer	Director	April 3, 2012
William A. Shutzer

/s/ David B. Zenoff	Director	April 3, 2012
David B. Zenoff

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 3rd of April, 2012.

EXAMWORKS CANADA, INC.
EXAMWORKS EUROPE, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.
SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
NETWORK MEDICAL REVIEW COMPANY, LTD.
NETWORK MEDICAL MANAGEMENT COMPANY, LTD.
INSURANCE APPEALS, LTD.
ELITE PHYSICIANS, LTD.
WORKERSFIRST, INC.
MES GROUP, INC.
MEDICAL EVALUATION SPECIALISTS
MEDICAL EVALUATION SPECIALISTS, INC.
MEDICAL EVALUATION SPECIALISTS-MASSACHUSETTS, INC.
MEDICAL EVALUATION SPECIALISTS, INC.
LONE STAR CONSULTING SERVICES, INC.
MES MANAGEMENT SERVICES, INC.
MLS GROUP OF COMPANIES, INC.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on the 3rd day of April, 2012.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director	April 3, 2012
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director	April 3, 2012
James K. Price	(principal executive officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer	April 3, 2012
J. Miguel Fernandez de Castro	(principal financial and accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 3rd of April, 2012.

CFO MEDICAL SERVICES, LLC RICWEL OF WEST VIRGINIA, LLC By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer of ExamWorks, Inc.

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on the 3rd day of April, 2012.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of ExamWorks, Inc.	April 3, 2012
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director of ExamWorks, Inc.	April 3, 2012
James K. Price	(principal executive officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and	April 3, 2012
J. Miguel Fernandez de Castro	Treasurer of ExamWorks, Inc. (principal financial and accounting officer)

/s/ Peter B. Bach	Director of ExamWorks, Inc.	April 3, 2012
Peter B. Bach, M.D., MAPP

/s/ Peter M. Graham	Director of ExamWorks, Inc.	April 3, 2012
Peter M. Graham

/s/ J. Thomas Presby	Director of ExamWorks, Inc.	April 3, 2012
J. Thomas Presby

/s/ William A. Shutzer	Director of ExamWorks, Inc.	April 3, 2012
William A. Shutzer

/s/ David B. Zenoff	Director of ExamWorks, Inc.	April 3, 2012
David B. Zenoff

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 3rd of April, 2012.

IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS REVIEW SERVICES, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC
MEDICOLEGAL SERVICES, LLC
IME RESOURCES, LLC
CREDENTIALMED, LLC
ISALUS, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro Chief Financial Officer, Senior Executive Vice President and Treasurer of ExamWorks, Inc.

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on the 3rd day of April, 2012.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of ExamWorks, Inc.	April 3, 2012
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director of ExamWorks, Inc.	April 3, 2012
James K. Price	(principal executive officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer of ExamWorks, Inc.	April 3, 2012
J. Miguel Fernandez de Castro	(principal financial and accounting officer)

/s/ Peter B. Bach	Director of ExamWorks, Inc.	April 3, 2012
Peter B. Bach, M.D., MAPP

/s/ Peter M. Graham	Director of ExamWorks, Inc.	April 3, 2012
Peter M. Graham

/s/ J. Thomas Presby	Director of ExamWorks, Inc.	April 3, 2012
J. Thomas Presby

/s/ William A. Shutzer	Director of ExamWorks, Inc.	April 3, 2012
William A. Shutzer

/s/ David B. Zenoff	Director of ExamWorks, Inc.	April 3, 2012
David B. Zenoff

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 3rd of April, 2012.

DDA MANAGEMENT SERVICES, LLC By: Lone Star Consulting Services, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer of Lone Star Consulting Services, Inc.

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on the 3rd day of April, 2012.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of Lone Star Consulting Services, Inc.	April 3, 2012
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director of Lone Star Consulting Services, Inc.	April 3, 2012
James K. Price	(principal executive officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer of Lone Star Consulting Services, Inc.	April 3, 2012
J. Miguel Fernandez de Castro	(principal financial and accounting officer)